Exhibit 99.1

VIRTUAL INVESTOR DAY NOVEMBER 11, 2020

FORWARD-LOOKING INFORMATION 2 This presentation contains “forward-looking statements” based upon the Company’s current best judgment & expectations. You can identify forward looking statements by the use of forward-looking expressions such as “may,” “will,” “should,” “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “annualized,” “project,” “continue” or any negative or other variations on such expressions. Although the Company believes that its plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions or expectations will be achieved. The Company has listed below some important risks, uncertainties and contingencies which could cause its actual results, performance or achievements to be materially different from the forward-looking statements it makes in this presentation. These risks, uncertainties and contingencies include, but are not limited to, the following: the success or failure of the Company's efforts to implement its current business strategy; the planned conversion to a REIT and related rebranding; the Company's ability to complete contemplated acquisitions, dispositions and development projects, and identify and complete additional property acquisitions and non- core asset dispositions and risks of real estate acquisitions and dispositions; expectations regarding stabilization of current or future properties or developments; availability of investment opportunities on real estate assets; the performance and financial condition of tenants and corporate customers; expectations regarding potential lease-ups or rental yields; the adequacy of the Company's cash reserves, working capital and other forms of liquidity; the availability, terms and deployment of short-term and long-term capital; demand for industrial and office space; the actions of the Company’s competitors and the Company’s ability to respond to those actions; the timing of cash flows from the Company's investments; the cost and availability of the Company's financings, which depends in part on the Company's asset quality, the nature of the Company's relationships with its lenders and other capital providers, the Company's business prospects and outlook and general market conditions; increases in financing and other costs, including a rise in interest rates; economic conditions generally and in the real estate markets and the capital markets specifically; and local economic or political conditions that could adversely affect the Company’s earnings and cash flows; and other factors discussed under Part I, Item 1A, “Risk Factors” of the Company's Annual Report on Form 10-K for the year ended November 30, 2019 and under Part II, Item 1A, “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2020, in each case, as filed with the Securities and Exchange Commission (the “SEC”). Any forward-looking statements in this presentation, including guidance for future periods, speaks only as of the date on which it was made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time-to-time in the Company's reports and documents which are filed with the SEC, and you should not place undue reliance on those statements. The risks included here are not exhaustive. Other sections of this presentation may include additional factors that could adversely affect the Company's business and financial performance. Moreover, the Company operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

MANAGEMENT TEAM 3 Michael Gamzon President & Chief Executive Officer 12 years with Griffin Anthony Galici Vice President, CFO & Secretary 23 years with Griffin Tim Lescalleet Senior Vice President 18 years with Griffin Ashley Pizzo Director of IR & Capital Markets 4 months with Griffin Gordon DuGan Chairman of the Board 9 months with Griffin Scott Bosco Vice President – Construction & Development 15 years with Griffin ▪ Previously at Alson Capital Partners, LLC, a New York investment firm, and previously at Cobalt Capital ▪ B.A. from Yale University and an M.B.A. from the Harvard Business School ▪ Previously with Culbro Corporation before joining Griffin ▪ B.S. in Accounting from St. John's University, CPA and a member of the American Institute of Certified Public Accountants ▪ Previously EVP & Partner at The Codman Company ▪ B.A. from the University of Vermont and a R.E. diploma from Boston University ▪ Previously VP of IR & Capital Markets at Gramercy Property Trust, and previously, acquisitions at GPT and investment banking at Bank of America Merrill Lynch ▪ B.S. from Georgetown University ▪ Former CEO of Gramercy Property Trust from 2012 to 2018 and CEO of W.P. Carey & Co. from 2005 to 2010 ▪ B.S. in Economics from the Wharton School of the University of Pennsylvania ▪ Previously spent 14 years with CASLE Corporation as construction project manager. ▪ B.S. from the University of Maine and an MBA from the University of Hartford

TABLE OF CONTENTS 4 Who is Griffin? 5-7 Investment Highlights 8-15 High Quality Portfolio & Tenancy 16-19 Well-Positioned in the Right Sector 20-23 Disciplined & Proven Investment Strategy 24-35 Significant Internal & External Growth Opportunities 36-41 Strategic Initiatives Underway to Enhance Shareholder Value 42-47 Investment Highlights Recap & Closing Comments 48-49 Appendix 50 COVID-19 Update 51 Debt Summary & Liquidity Profile, Leverage Metrics 52-53 Griffin Implied Industrial Cap Rate Breakdown 54 Components of NAV & Other Assets 55-61 Core Values & ESG 62-65 Detailed Market Overviews 66-81 Hartford, CT 67-71 Lehigh Valley, PA 72-75 Charlotte, NC 76-78 Orlando, FL 79-81 Property Schedules 82-84 Definitions & Non-GAAP Reconciliations 85-90

WHO IS GRIFFIN? 5

GRIFFIN HERITAGE: EARLY 1900s - TODAY

Early 1900s	Originally founded by the Cullman family, Griffin's predecessor was once a cigar leaf tobacco growing & trading business
1961	Acquired a controlling interest in the publicly-traded General Cigar Company — a leading U.S. cigar manufacturer
1967	Acquired American Sumatra Tobacco Corporation, which led to ownership of 6,000+ acres of land and a nursery business centered in Connecticut, and created a real estate & land development business
1970s-80s	Master-planned and developed commercial, industrial & residential properties on excess agricultural land
1997	Culbro split into two separate entities: General Cigar Holdings and a **newly formed public company, Griffin Land & Nurseries, Inc.**
2010	The **business expanded into new markets outside Connecticut** through acquisitions of an existing warehouse and 50 acres of land for industrial development in the Lehigh Valley of Pennsylvania
2014-15	**Sold nursery business and rebranded as Griffin Industrial Realty** to reflect a new focus on managing & growing its industrial / warehouse property portfolio
2017	**Entered the Charlotte industrial market**
2019	**Entered the Orlando industrial market**
2020	In March, transition of board Chairmanship to Gordon DuGan, in addition to new Director, Molly North In August, completed **first equity capital raise** in Griffin's 23-year public company history
2021	Planning to **elect REIT status in 2021 and re-brand with new corporate name**

6

7 MISSION To be a leading logistics real estate company focused on select high-growth, supply-constrained markets that can meet multiple drivers of demand within the modern supply chain, including local, regional and / or multi-market distribution. Critical supply-chain properties ranging from 75,000 to 400,000 SF Well-located, flexibly designed industrial / warehouse properties Strong local / regional economies with growing populations & logistics markets ✓ ✓ ✓

INVESTMENT HIGHLIGHTS 8

INVESTMENT HIGHLIGHTS 9 High Quality Portfolio & Tenancy 01 02 03 04 05 Disciplined & Proven Investment Strategy Strategic Initiatives Underway to Enhance Shareholder Value Significant Internal & External Growth Opportunities Well-Positioned in the Right Sector

HIGH-QUALITY INDUSTRIAL PORTFOLIO & TENANCY 10 Note: Portfolio metrics as of August 31, 2020. Includes all In-Service properties (see Appendix for definition of In-Service). Does not include development pipeline. 1. Includes parent companies of tenants in count for public company or revenue > $500M. 2. Unstabilized In-Service Properties excluded from the % leased statistics are recently developed 160 & 180 International Drive (Charlotte) and recently acquired 170 Sunport Lane (Orlando). 3. Tenant retention calculated as: (Total industrial leases renewed or extended) ÷ (Total industrial leases renewed or extended + Total industrial leases that expired and were not renewed) during the period. 4. Weighted average lease term is calculated as term remaining for each tenant as of August 31, 2020 and is weighted by square footage. 5. See slide 51 for additional details on COVID-19 updates. 4.2M Total Square Feet Across 30 Buildings 73% of Industrial Leased SF to Tenants which are public companies or have annual revenue > $500M (1) 70% Industrial Tenant Retention YTD by number of leases (3) 12 Average Building Age in the Portfolio (Years) 30’ Weighted Average Clear Height Flexible & Modern Portfolio in High Barrier, Supply-Constrained Markets with Solid Tenancy 140,187 Average Building Size (SF) Lehigh Valley, PA Charlotte, NC Hartford, CT Orlando, FL 01 99%+ Rent Collection Each Month During COVID-19 (5) 99.7% Leased, excluding Unstabilized In-Service Properties (2) 4.5 Weighted Avg. Remaining Lease Term (Years) (4) 80,521 Average Lease Size (SF)

WELL-POSITIONED IN THE RIGHT SECTOR

02

- ✓ **Highly fragmented industrial real estate market** in the U.S. experiencing strong tailwinds (1)
- ✓ **Young, well-located portfolio** in strong markets – 67% of Griffin's industrial SF has been developed by the Company since 2005
- ✓ Established track record of successful **development and building acquisitions**
- ✓ **Potential to grow faster than peers** – starting from a small base (current TEV under $500 million)

Public Industrial REITs Own Less than 5% of Total U.S. Supply (1)



PLD
2.89%
Remaining Public
Industrial REITS
1.97%
Other
95.14%

$1.75 trillion market size

Average Industrial Facility Age (years) (2)



33
32
28
27
21
19
14
12
11
PLYM
TRNO
STAG
REXR
EGP
FR
PLD
GRIF
DRE

1. Industrial market size estimations and industrial ownership calculations per Berenberg Capital Markets report from October 28, 2020, *Industrial REITs: a race for the last mile*. Remaining Public Industrial REITs include DRE, FR, ILPT, EGP, PSB, REXR, MNR, PLYM and TRNO.
2. Source for peer data: Public company filings & transcripts, SNL, Real Capital Analytics and other public sources. Average age reflects the later of year constructed or last major renovation (if disclosed) and is weighted by square footage. DRE and STAG ages per company call transcripts. Griffin data as of August 31, 2020.

11

03

DISCIPLINED & PROVEN INVESTMENT STRATEGY

Markets	Buildings	Mindset
Concentrate on limited number of high-potential markets	Focus on mid-sized, market-appropriate industrial buildings (*not* bulk or flex)	**Think like developers** & use this to our advantage (We buy buildings, not leases)

History of Value Creation through Development Since 2005

2.8
Million SF delivered

93.3%
Leased

$194M
Total Costs [1]

$69.31
Total Costs Per SF

7.7%
In-Place Cash Yield [2]

8.1%
Expected Stabilized Cash Yield [4]

Illustrative Value Creation Sensitivity

$ in millions (excl. per share)	Low	Mid	High
Anticipated Stabilized Cash Leasing NOI from Completed Developments [3]	$16.0	$16.0	$16.0
Illustrative Cap Rate Range	5.50%	5.00%	4.50%
Implied Value	$290.4	$319.5	$355.0
Illustrative Value Creation	$96.0	$125.0	$160.5
Illustrative Value Creation per Share	**$16.97**	**$22.10**	**$28.38**
Development Margin	**48%**	**63%**	**81%**

Note: See Appendix for definitions of development metrics and non-GAAP measures, such as Cash Leasing NOI.

1. Total Costs include land, land improvements, building & building improvements as well as cumulative tenant improvements paid to date since building completion. Total cost excludes any depreciation.
2. Calculated as Q3 2020 Cash Leasing NOI for selected properties on an annualized basis (multiplied by four), divided by Total Costs.
3. Defined as Q3 2020 Cash Leasing NOI for selected properties on an annualized basis (multiplied by four), and includes additional adjustments to gross up for the value of free rent during the quarter at 160 International Drive (Charlotte), as well as anticipated lease up of remaining vacancy to 95% leased at 160 International Drive (Charlotte) and 180 International Drive (Charlotte) at assumed market rents of $5.00 PSF NNN. Cumulatively, these adjustments add an additional $1.1 million in annualized Cash Leasing NOI from completed developments shown on slide 30. Leasing activity for current vacancies at these assumed rents, or at all, cannot be guaranteed. See Appendix for definition of free rent.
4. Calculated as: (Anticipated Stabilized Cash Leasing NOI from Completed Developments) ÷ (Total Costs for selected properties + anticipated additional Tenant Improvement costs in order to complete the adjustments for stabilized lease up of selected properties).

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TRACK RECORD OF INTERNAL GROWTH WITH EXPERIENCED TEAM 13 Note: Cash Leasing NOI is a Non-GAAP measure. See Appendix for definition and reconciliation. 2.6 3.0 3.3 3.6 4.0 4.2 11/30/2015 11/30/2016 11/30/2017 11/30/2018 11/30/2019 8/31/2020 All growth to date has been achieved without raising external equity $9.8 $12.6 $15.8 $18.3 $19.7 $22.0 11/30/2015 11/30/2016 11/30/2017 11/30/2018 11/30/2019 8/31/2020 (LQA) Historically financed typically with 10-year amortizing mortgages at +/- 65% or less LTV on stabilized buildings only 04 Cash Leasing NOI from Industrial Properties ($mm) Industrial Square Footage (millions) No joint venture partners or outside equity capital sources Nearly $65 million in proceeds generated through assets/land sales reinvested in the industrial portfolio since 2012 (the majority through 1031 like-kind exchanges) 61% Growth in Industrial SF 125% Growth in Industrial Cash Leasing NOI Developed and acquired 1.6 million SF since 2015 / entered 3 new markets

04

SIGNIFICANT INTERNAL & EXTERNAL GROWTH OPPORTUNITIES

Griffin Opportunities to Create Value

Significant anticipated embedded growth [1] in Industrial Cash Leasing NOI

$22.0M → **$31.0M**

LQA 8/31/20 Industrial Cash Leasing NOI

+41%

LQA 8/31/20 Industrial Cash Leasing NOI, Adjusted for Embedded Growth [1]

Anticipated Embedded Industrial Cash Leasing NOI Growth [1]

- Free Rent Burn Off & Estimated Lease Escalations [2]
- Expected Stabilization Adjustments for Recent Developments & Acquisitions [2]
- Anticipated Completion and Stabilization of Owned Developments and Developments Under Agreement [2]

✓ Ability to complete developments on owned land or land under agreement – **current development pipeline of $89M** [3]

✓ **Continue to monetize non-core land / office** assets **and re-deploy capital into industrial** real estate

- Most office/flex properties have no permanent financing, and all undeveloped land is unencumbered
- Convert assets contributing little to no operating income into income-producing industrial real estate

✓ Ability to **leverage G&A** and fixed costs

✓ Strategy **to further penetrate existing markets and enter new geographies**

✓ Acquisitions & developments have **large impact on growth due to current portfolio size**

Note: Cash Leasing NOI is a Non-GAAP financial measure. See Appendix for definitions of Non-GAAP financial measures.

1. See Appendix for definition of Embedded Industrial Cash Leasing NOI Growth ("Embedded Growth"). Additional details can be found on slide 38. Griffin cannot guarantee that assumptions underlying Embedded Industrial Cash Leasing NOI Growth will be realized at their projected terms, if at all.
2. These are components of Embedded Industrial Cash Leasing NOI Growth and are defined in the Appendix as well.
3. Represents total estimated budget for the Chapmans Road, Old Statesville / Metromont, American Parkway and Jetport developments. Amount includes land purchase as well as anticipated TIs & LCs to be paid for property stabilizations. As of 8/31/20, approximately $10.8 million of this budget has already been spent.

14

STRATEGIC INITIATIVES UNDERWAY TO ENHANCE SHAREHOLDER VALUE 15 05 Changes to Corporate Structure ▪ Planned conversion to a REIT to become effective January 2021 ▪ Changes to Board of Directors ✓ New Chairman ✓ Recent additions, including two female real estate CEOs ✓ New outside investor (Conversant Capital, formerly Cambiar Management) ▪ Upcoming re-branding from Griffin Industrial Realty to new name (to be announced) ▪ Planned change of fiscal year end from November 30th to December 31st IR, Capital Raising & Investment Efforts ▪ Recent private placement transaction with Conversant Capital in August ▪ Enhanced disclosure & communication ✓ Leasing releases ✓ Earnings webcasts ✓ Supplemental presentation ✓ Investor materials ▪ Outreach ✓ Investor Day ✓ NAREIT & future conference participation ✓ Investor property tours / meetings ✓ Equity research coverage meetings We are undertaking the following efforts to facilitate efficient access to the capital markets and to help drive growth in earnings and net asset value per share over the long term Improve leverage metrics Broaden shareholder base Increase liquidity / volume Increase investor outreach & dialogue Seek research coverage

HIGH QUALITY PORTFOLIO & TENANCY 16 01 Investment Highlight #

INDUSTRIAL PORTFOLIO GEOGRAPHIC EVOLUTION 17 Note: As of Fiscal Year End for 2009 & 2015. 2020 shown as of October 31, 2020. Hartford 64% Lehigh Valley, PA 36% 2015 2.6 million Industrial SF 2020 4.2 million industrial SF Hartford 49% Lehigh Valley 31% Charlotte 13% Orlando 7% Beginning with the land in the Hartford area that Griffin has owned since inception, the Company has strategically expanded into three additional growth markets, reducing its footprint in the Hartford market to less than 50% 2009 2.0 million Industrial SF Hartford 100%

FOCUS ON HIGH-GROWTH, SUPPLY CONSTRAINED MARKETS



	Griffin	Broader Market
Hartford, CT *(inception)*	▪ 2.1 million SF ▪ 18 buildings ▪ 100% leased	▪ 76 million SF industrial market [1] ▪ Supply-constrained industrial market with solid fundamentals – 6th fastest growing secondary logistics market in U.S.[2] ▪ Densely populated region, well-located for local & regional distribution ▪ Significant recent investment by Amazon, UPS and FedEx in the region
Lehigh Valley, PA *(entered 2010)*	▪ 1.3 million SF ▪ 6 buildings ▪ 99% leased ▪ 306,000 SF development pipeline	▪ 133 million SF industrial market [3] ▪ Tier I market – I-78 / I-81 Corridor was 6th highest in U.S. for absorption in 2019 with 10.7 million SF [4] ▪ Significant barriers to entry – limited properly-zoned, well-located sites and difficult entitlements ▪ Key distribution hub for NY metro, northeast and middle Atlantic; FedEx opened largest ground delivery site in the U.S. in the Lehigh Valley
Charlotte, NC *(entered 2017)*	▪ 560,000 SF ▪ 3 buildings ▪ 68% leased (includes 2 spec buildings not yet stabilized) ▪ 520,000 SF development pipeline	▪ 225 million SF industrial market [5] ▪ Over 18 million SF of absorption from Q1 2016 - Q2 2020 [5] ▪ Robust local economy coupled with strong infrastructure – airport is the 6th busiest in North America, with intermodal rail yard and port access ▪ Well-located for local, regional and multi-market distribution
Orlando, FL *(entered 2019)*	▪ 277,000 SF ▪ 3 buildings ▪ 82% leased (one acquisition not yet stabilized) ▪ 195,000 SF development pipeline	▪ 122 million SF industrial market [6] ▪ Lack of industrial land near transportation corridors ▪ Last five years' absorption has outpaced new construction with 15.3 million SF of demand compared to 8.5 million SF delivered ▪ Key location for local and regional distribution; center of the third most populous state ("to Florida, from Florida")

Note: Griffin portfolio metrics as of August 31, 2019.
1. Source: CBRE Research. Hartford Industrial MarketView, Q3 2020.
2. Based on YTD absorption divided by inventory, per a CBRE U.S. Logistics Webinar from August 2020.
3. Source: CBRE Research. Pennsylvania I-78/I-81 Corridor Industrial, Q3 2020. Includes buildings over 40,000 SF.
4. Source: CBRE Research. U.S. Industrial & Logistics Figures, Q4 2019.
5. Source: CBRE Research. Charlotte Industrial Marketview, Q2 2020.
6. Source: CBRE Research. Orlando Industrial MarketView, Q3 2020.

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STRONG & STABLE INDUSTRIAL TENANTS

73% of Griffin's leased square footage is under lease to tenants which are (or subsidiaries of) public companies or have annual revenue > $500 million

Top Tenants by Annualized Base Rent


Remaining
35+ Tenants
44.4%
Top 10
Tenants by
ABR
55.6%
Ricoh Americas Corporation
Smart Warehousing, LLC
The Tire Rack, Inc.
Kuehne + Nagel, Inc.
Ford Motor Company
Eversource
SCA Pharmaceuticals, LLC
FedEx
Novitex Enterprise Solutions
Tesla

Top Tenant Industries by Leased SF

Rank	Industry	Leased SF
1	3PL	871,440
2	Automotive	491,977
3	E-Commerce	343,010
4	Industrial	333,972
5	Building Products	328,497
6	Trucking & Transport	294,654
	All Other	1,302,832

Tenant Size Breakdown

Leased Square Feet	% of Total Leased SF	% of Total Annualized Base Rent
0 – 9,999 SF	1.0%	0.7%
10,000 – 24,999 SF	3.7%	3.5%
25,000 – 74,999 SF	**24.4%**	**25.2%**
75,000 – 149,999 SF	**28.5%**	**27.1%**
150,000 – 299,999 SF	**27.1%**	**28.8%**
300,000 SF +	15.3%	14.7%
TOTAL	**100.0%**	**100.0%**

The vast majority of Griffin's tenants lease over 25,000 SF, and have continued to operate in their leased spaces during the COVID-19 crisis

19

Note: Griffin portfolio metrics as of August 31, 2019.SCA Pharmaceuticals as top tenant is adjusted for upcoming expansion into neighboring tenant's space. See Appendix for definition of Annualized Base Rent ("ABR").

WELL-POSITIONED IN THE RIGHT SECTOR 20 02 Investment Highlight #

INDUSTRIAL CONTINUES TO BENEFIT FROM MACROECONOMIC & SECULAR TAILWINDS 21 Source: CBRE Global Real Estate Market Outlook 2020, Midyear Review. Continued growth & expansion of categories within e-commerce Necessity of “safety” inventories (e.g. to avoid future toilet paper shortages) Reshoring / adoption of “China Plus One” strategy for manufacturing Logistics for online returns – as e-commerce grows, so does the footprint needed to handle returns of goods Industrial Tailwinds / Drivers

GRIFFIN’S ASSETS COMPARE FAVORABLY TO PEER INDUSTRIAL REITS… 22 33 32 28 27 21 19 14 12 11 PLYM TRNO STAG REXR EGP FR PLD GRIF DRE Weighted Average Industrial Facility Age (Years) Source for peer data: Public company filings & transcripts, SNL, Real Capital Analytics and other public sources. Note: Average age reflects the later of year constructed or last major renovation (if disclosed) and is weighted by square footage. DRE and STAG ages per company call transcripts. Griffin data as of August 31, 2020. 295 203 186 160 143 140 120 106 63 DRE STAG PLD PLYM FR GRIF REXR EGP TRNO Average Industrial Facility Size (Square Feet 000s)

…AND COMMAND SIMILAR RENTAL RATES 23 $9.87 $8.24 $5.97 $5.71 $5.61 $5.33 $5.01 $4.12 $3.17 TRNO REXR EGP PLD GRIF FR DRE STAG PLYM LQA (Q3 2020) Cash Leasing NOI per Square Foot Note: Griffin data for Stabilized, In-Service Industrial portfolio as of the fiscal quarter ending August 31, 2020. See Appendix for definition of Stabilized In-Service Portfolio. Peer data is per each company’s filings for Q3 as of September 30, 2020.

DISCIPLINED & PROVEN INVESTMENT STRATEGY 24 03 Investment Highlight #

GRIFFIN’S 3-PRONGED APPROACH 25 Markets Concentrate on limited number of high-potential markets. ✓ Dive deep into current & future demand drivers ✓ Who are tenants / why are they there? ✓ Economic / population growth ✓ Supply (recent and pipeline) & barriers ✓ Identify key sub-market differences What we do: What it leads to: ✓ Off-market deals ✓ Confidence in rent growth / value appreciation over time (minimize downside) ✓ Purchases of “less obvious” buildings Buildings What we do: What it leads to: Mindset What we do: What it leads to: We focus on smaller industrial buildings (not bulk or flex). ✓ Minimize risk / exposure from big box ✓ Avoid management intensive, weak credit tenants in flex / last-mile buildings ✓ Flexibly-designed/easy to re-tenant assets with broad uses We think like developers & use this to our advantage. We buy buildings, not leases. ✓ Understand economics of renovation, maintenance costs, development, TI ✓ Avoid specialized buildings / improvements ✓ Willingness to buy value-add assets and unlock value through redevelopment and repositioning ✓ Understand how to price assets vis-a- vis replacement costs ✓ Understand barriers / challenges to development that influence future pricing & demand for properties ✓ Acquisitions that may be below target size or equity check for larger competitors ✓ Somewhat less competitive markets / sizes for acquisitions

MARKETS: GRIFFIN MARKETS STRATEGY 26 Aim to check at least two, if not all three, criteria for investment into additional markets Local • Infill locations or close proximity to city centers • Direct to consumer or business to business deliveries Criteria #3 Serves Multiple Drivers of Demand (Local, Regional and / or Multi-Market) Hartford Lehigh Valley Charlotte Orlando Regional • Less than 1-day drive to target delivery market • Direct delivery or delivery to local / last mile facilities • Serves a single state or small region Multi-Market • Key transport hubs / 1-day drive or further deliveries • Delivery to regional or local facilities • Serves multiple states / large geographic regions (East coast, Southeast) Criteria #1 Markets that have access to a large population and / or are experiencing favorable population & economic growth Criteria #2 Markets that have high barriers to entry / supply constraints in “A” locations and/or “A” submarkets

MARKETS: INITIAL TARGET MARKETS 27 Local Regional Multi-Market Current Market Target Market Hartford Lehigh Valley Southern NJ / Philadelphia Baltimore / Washington Charleston / Savannah Greenville / Spartanburg Nashville Tampa / I-4 Corridor Charlotte Orlando Market Type: Demand Drivers: Raleigh

BUILDINGS: “SWEET SPOT” FOR BUILDING SIZE 28   ✓ Under 75K SF Flex / Small Tenant / Small Bay 75-400K SF Mid-Sized Industrial Properties Over 400K SF Bulk / Big Box Warehouses ▪ Constant leasing and rollover ▪ Management & capital intensive – diseconomies of scale & inefficiencies with smaller tenants ▪ Improvements have disproportionately high cost / SF ▪ More tenants can lead to more repair & maintenance ▪ Tenants often will have weak credit ▪ Big boxes create large exposures to individual tenants / properties ▪ Fewer tenants / transactions of that size within a market in a typical year ▪ Less of an opportunity to locate “closer-in” to population centers ▪ Lower rents - typically better rents for smaller tenants Within this sweet spot, we seek buildings that provide a greater range of re-leasing scenarios: Flexible design Generally suitable for 1-3 tenants Market appropriate features Truck courts, building depth, clear height Avoid specialized designs E.G., L-shapes, exceedingly deep buildings, limited loading

BUILDINGS: U.S. SUPPLY ACROSS INDUSTRIAL SIZES 29 12 Month Completions as % of Inventory is Consistently Lowest in Smaller Building Sizes Over the Last 20 years Source: Morgan Stanley Research from August 11, 2020: Revisiting the Big Box vs. Small Box Debate Post Earnings.

MINDSET: WE THINK LIKE DEVELOPERS

Griffin has developed 67% of its total industrial / warehouse square footage, or 2.8 million square feet since 2005

History of Value Creation Across Markets Since 2005

Market	Total SF Delivered	Total Costs ($mm) [1]	% Leased	In-Place Cash Yield [2]	Expected Stabilized Cash Yield [4]
Hartford, CT	1,325,564	$91.7	100.0%	9.1%	9.1%
Lehigh Valley, PA	1,196,640	$81.9	99.1%	7.6%	7.6%
Charlotte, NC	283,213	$20.8	37.1%	1.7%	6.3%
Total	**2,805,417**	**$194.4**	**93.3%**	**7.7%**	**8.1%**

Illustrative Value Creation Sensitivity

$ in millions (excl. per share)	Low	Mid	High
Anticipated Stabilized Cash Leasing NOI from Completed Developments [3]	$16.0	$16.0	$16.0
Illustrative Cap Rate Range	5.50%	5.00%	4.50%
Implied Value	$290.4	$319.5	$355.0
Illustrative Value Creation	$96.0	$125.0	$160.5
Illustrative Value Creation per Share	**$16.97**	**$22.10**	**$28.38**
Development Margin	**48%**	**63%**	**81%**

- **Griffin's "development DNA"** resulted in high returns across the portfolio
- Historically, all development activity has been self-funded (no external equity and no JV partners)
- Griffin also has developed and continues to seek build-to-suit opportunities when appropriate for owned land sites (e.g., Ford, Tire Rack)

Note: See Appendix for definitions of development metrics and non-GAAP measures, such as Cash Leasing NOI.

1. Total Costs include land, land improvements, building & building improvements as well as cumulative tenant improvements paid to date since building completion. Total cost excludes any depreciation.
2. Calculated as Q3 2020 Cash Leasing NOI for selected properties on an annualized basis (multiplied by four), divided by Total Costs.
3. Defined as Q3 2020 Cash Leasing NOI for selected properties on an annualized basis (multiplied by four), and includes additional adjustments to gross up for the value of free rent during the quarter at 160 International Drive (Charlotte), as well as anticipated lease up of remaining vacancy to 95% leased at 160 International Drive (Charlotte) and 180 International Drive (Charlotte) at assumed market rents of $5.00 PSF NNN. Cumulatively, these adjustments add an additional $1.1 million in annualized Cash Leasing NOI from completed developments shown on slide 30. Leasing activity for current vacancies at these assumed rents, or at all, cannot be guaranteed. See Appendix for definition of free rent.
4. Calculated as: (Anticipated Stabilized Cash Leasing NOI from Completed Developments) ÷ (Total Costs for selected properties + anticipated additional Tenant Improvement costs in order to complete the adjustments for stabilized lease up of selected properties).

30

MINDSET: WE THINK LIKE DEVELOPERS

Significantly Higher Potential Growth Through Development as Compared to Peers (1)



Development Pipeline (% of Total Industrial SF)
24.3%
9.5%
Includes an additional 203,000 SF in the Lehigh Valley and 195,000 SF in Orlando under agreement (2)
Includes 520,000 SF in Charlotte and 103,000 SF in the Lehigh Valley
14.8%
4.6%
4.4%
3.9%
1.8%
1.8%
1.5%
0.3%
0.0%
GRIF
DRE
PLD
REXR
TRNO
FR
EGP
STAG
PLYM

1. Griffin data as of the fiscal quarter ending August 31, 2020 and reflects planned developments on owned land as of that date, and additional prospective developments on land that is in the pipeline, as shown in the upper portion of the bar stack. Peer data is per each company's filings for Q3 as of September 30, 2020. TRNO & STAG numbers represent redevelopment SF. For EGP, chart does not include 1,528,000 square feet of properties in "lease-up" as part of the development pipeline.
2. Developments in Griffin's pipeline are subject to satisfactory completion of due diligence and receipt of necessary approvals, which cannot be guaranteed.

31

LEHIGH VALLEY DEVELOPMENTS IN PROGRESS 32 Chapmans Road (Under Construction) American Parkway (Under Agreement) (1) ▪ 103,000 SF single building under construction ▪ Expected completion in Q3 2021 ▪ 203,000 SF single building proposed – land is under agreement and subject to completion of diligence and approvals ▪ Expected completion in Q2 2022 Coca Cola Park Map Source: Google Earth. 1. Subject to satisfactory completion of due diligence and receipt of necessary approvals, which cannot be guaranteed.

CHARLOTTE & ORLANDO DEVELOPMENTS IN PROGRESS 33 Charlotte: Old Statesville Road (Entitled) ▪ 520,000 SF entitled across 3 buildings, but evaluating alternative site plans, including one for 2 larger buildings Orlando: Jetport (Under Agreement) (1) ▪ 195,000 SF planned across 2 buildings ▪ Expected completion in Q1 2022 Map Source: Google Earth. 1. Subject to satisfactory completion of due diligence and receipt of necessary approvals, which cannot be guaranteed.

ORLANDO CASE STUDY: THE STRATEGY 34 Markets Deep Dive Buildings +/- 75k to 400K SF Mindset Think Like a Developer ▪ Strong local economy and demographics with supply constrained market suitable for local/last mile and regional distribution ▪ “Groundwork” on the market led to off-market / softly-marketed acquisition opportunities and allowed us to respond quickly to lock up the properties ▪ Flexible acquisition mandate within targeted market; ability to buy stabilized (low cap rate), value-add and land for development ▪ Targeted smaller, one-off opportunities (less competitive) ▪ Average building size of five assets will be approximately 95,000 square feet (including pipeline development) – market appropriate size ▪ Buildings are / will be used for local & regional distribution ▪ By looking to create a portfolio, we could start with a “core” acquisition to seed the higher yielding follow-on opportunities ▪ Took on a significant renovation at a value-add property (170 Sunport Lane) ▪ Experience with building acquisitions informed land acquisition which resulted in a modified site plan ▪ Created value by assembling the portfolio Within 10 months acquired 3 buildings totaling 277,000 SF and put under agreement land to develop an additional 195,000 SF

ORLANDO CASE STUDY: THE ASSETS 35 ▪ Marketed deal – paid market cap rate (low 5% cap) with credit tenant ▪ However as a one-off asset was not as competitive as if part of a portfolio or a larger building ▪ Off-market deal found through broker relationship – paid cap rate of nearly 6% with long-time tenant ▪ Seller “liked” the Griffin story and that we closed recently on similar building nearby ▪ Softly marketed for sale – difficult for showings as vacant space needed renovation ▪ Griffin’s value-add work just completed; Expect stabilized yield between 6.5%-7.0% ▪ Under agreement and seeking entitlements for two- building development totaling 195,000 SF ▪ Acted quickly to secure the land once previous buyer backed out due to COVID-19 ▪ Expect stabilized yield above 6% Portfolio with estimated stabilized cost PSF of $95 (1) and yield of approximately 6.1% (2) ✓ At a cap rate of 5.25%, value of the portfolio would be $110 PSF ✓ A portfolio with buildings similar to Sunport sold for estimated 5.1% stabilized cap rate or ~$135 PSF Chancellor Drive (Oct 2019) Maggie Boulevard (Feb 2020) Sunport Lane (Mar 2020) Jetport Land (Under Agreement) (3) 1. Stabilized Cost PSF includes purchase price, inclusive of acquisition costs, for each Chancellor Drive, Maggie Boulevard and Sunport Lane. Stabilized Cost PSF also includes approximately $1.6 million in renovation and anticipated leasing costs for Sunport Lane value-add acquisition and $19.6 million in total purchase, construction and leasing costs for Jetport Land under agreement to construct two buildings totaling 195,000 SF. Square footage includes 100,045 SF for Chancellor Drive, 108,312 SF for Maggie Boulevard, 68,320 SF for Sunport Lane and planned development of 195,000 SF for Jetport. 2. Estimated yield of approximately 6.1% based on Cash Leasing NOI for the assets shown here divided by the stabilized costs as explained in footnote #1 above. Cash Leasing NOI for Chancellor Boulevard and Maggie Drive, which are both 100% leased, are as of Q3 2020, annualized. Cash Leasing NOI for 170 Sunport Lane assumes lease up of remaining vacancy at assumed market rents of $7.25 PSF NNN. Cash Leasing NOI for Jetport assumes completion of land acquisition and development of land into 195,000 SF of industrial, which is assumed to be leased at market rents of $6.50 PSF NNN. 3. Subject to satisfactory completion of due diligence and receipt of necessary approvals.

SIGNIFICANT INTERNAL & EXTERNAL GROWTH OPPORTUNITIES 36 04 Investment Highlight #

HISTORY OF PORTFOLIO GROWTH WITH NO EXTERNAL EQUITY 37 Industrial Cash Leasing NOI ($ in millions) Industrial Square Feet (in millions) Note: Data shown is for fiscal year end, unless otherwise noted. See Appendix for definition of Cash Leasing NOI and Stabilized Portfolio. 2.6 3.0 3.3 3.6 4.0 4.2 11/30/2015 11/30/2016 11/30/2017 11/30/2018 11/30/2019 8/31/2020 Stabilized Industrial Portfolio % Leased 92.5% 95.9% 99.8% 98.6% 98.7% 99.7% $9.8 $12.6 $15.8 $18.3 $19.7 $22.0 11/30/2015 11/30/2016 11/30/2017 11/30/2018 11/30/2019 8/31/2020 (LQA) 125% Growth in Cash Leasing NOI 61% Growth in Industrial SF

EMBEDDED INDUSTRIAL CASH LEASING NOI GROWTH [(1)]



+41% growth
in Cash Leasing NOI including completion & lease up of current development pipeline
+14% growth
in Cash Leasing NOI within the existing portfolio
$22.0
$0.5
$1.4
$1.2
$25.1
$3.3
$2.6
$31.0
LQA Industrial Cash Leasing NOI
Approx. 2.25% Estimated Lease Escalations (2)
Free Rent Burn Off (3)
Estimated Stabilization Adjustments for Recent Developments & Acquisitions (4)
LQA Industrial Cash Leasing NOI, Adjusted for Embedded Growth (Existing Portfolio)
Anticipated Completion and Stabilization of Owned Developments (5)
Anticipated Completion and Stabilization of Developments Under Agreement (6)
LQA Industrial Cash Leasing NOI, Adjusted for Embedded Growth (Existing Portfolio + Development Pipeline)

Note: Dollars shown in millions. Example is illustrative only. Griffin cannot guarantee that Cash Leasing NOI will grow as suggested, if at all. Cash Leasing NOI is a non-GAAP financial measure. See Appendix for non-GAAP reconciliations.

1. See Appendix for full definition of Embedded Industrial Cash Leasing NOI Growth ("Embedded Growth").
2. Griffin approximates that the weighted average base rental rate contractual escalation across its industrial portfolio for leases in-place as of August 31, 2020 is approximately 2.25% over the course of the next year. Embedded Industrial Cash Leasing NOI Growth includes $0.5 million from Estimated Lease Escalations, to reflect an increase of 2.25% on LQA Cash Leasing NOI from industrial properties of $22.0 million.
3. During fiscal Q3, Griffin had instances of foregone revenue as a result of rent abatement provisions (free rent) in the respective leases at the following properties: 20 International Drive (CT), 75 International Drive (CT), 4270 Fritch Drive (PA), 6975 Ambassador Drive (PA) and 160 International Drive (NC). Embedded Industrial Cash Leasing NOI Growth includes $1.4 million from Free Rent Burn Off, to reflect the amount of rent in abatement during the third quarter's Cash Leasing NOI from industrial properties on an annualized basis.
4. Assumes lease up of remaining vacancy to 95% occupancy at 160 & 180 International Drive in Charlotte and 170 Sunport Lane in Orlando would add an additional $1.2 million in annualized Cash Leasing NOI, assuming market rents of $5.00 PSF NNN in Charlotte and assuming market rents of $7.25 PSF NNN in Orlando. This $1.2 million is included in Embedded Industrial Cash Leasing NOI Growth. Leasing activity for current vacancies at these assumed rents, or at all, cannot be guaranteed.
5. Assumes completion of 3 buildings in Charlotte totaling 520,000 SF, leased at assumed market rents of $5.00 PSF NNN and assumes completion of a 103,000 SF building in the Lehigh Valley, leased at assumed market rents of $6.75 PSF NNN. The completion of these developments and leasing activity for these developments at these assumed rents, or at all, cannot be guaranteed. These assumption contribute $3.3 million to Embedded Industrial Cash Leasing NOI Growth.
6. Assumes acquisition of land for development and completion of the development of two buildings in Orlando totaling 195,000 SF leased at assumed market rents of $6.50 PSF NNN. Also assumes acquisition of land for development and completion of the development of one 203,000 SF building in the Lehigh Valley leased at assumed market rents of $6.65 PSF NNN. The acquisition of the land in Griffin's pipeline for development, the completion of these developments and leasing activity for these developments at these assumed rents, or at all, cannot be guaranteed. These assumption contribute $2.6 million to Embedded Industrial Cash Leasing NOI Growth.

38

ABILITY TO LEVERAGE G&A

As Griffin's portfolio and Cash Leasing NOI continues to grow, we expect G&A as a percentage of this NOI to also continue to decrease

($ in 000s)

LQA Q3 2020 G&A Expenses	Description & Growth Expectations Over Time
$428	REIT Conversion & Strategic Initiatives
$740	Holding Costs of Undeveloped Land
$1,324	Other G&A [1]
$1,180	Public Company Expenses [2]
$1,924	Non-Cash Comp Expenses [3]
$3,564	Cash Compensation Expenses *(Includes Operating Personnel such as Asset Management and Construction / Development)*



$9,160
$428
$740
$1,324
$1,180
$1,924
$3,564
LQA 8/31/20

Strong "flow-through" of incremental NOI…

($ in millions)	LQA 8/31/20	Adjusted for Embedded Growth [4]
Industrial Cash Leasing NOI	$22.0	$31.0
% Growth		*41.0%*
Less: G&A Expenses	**($9.2)**	**($9.2)**
Industrial Cash Leasing NOI after G&A	$12.8	$21.8
% Growth		*70.2%*

G&A leverage can lead to significantly higher growth

Note: Example is illustrative only. Griffin cannot guarantee that Cash Leasing NOI will grow as suggested, if at all. Cash Leasing NOI is a non-GAAP financial measure. See Appendix for non-GAAP reconciliations.

1. Includes items such as marketing costs, liability insurance, occupancy costs, etc.
2. Includes items such as audit and tax preparation fees, board expenses, legal costs (excluding REIT conversion), etc.
3. Includes stock options and deferred comp plans.
4. See previous slide for detail on Embedded Industrial Cash Leasing NOI Growth. Full definition and components are also available in the Appendix.

39

SAME PROPERTY NOI ("SPNOI") & LEASING SPREADS

Industrial SPNOI – Cash Basis

As of 8/31/2020		
Q3	9 Months Ended	Trailing 12 Months Ended
0.0%	4.8%	6.0%

Considerations for SPNOI Growth

- Given smaller portfolio, a few larger leases (200K SF+) can have disproportionate impact on SPNOI growth in a given period:
  - ✓ Free rent (including deals struck during early stages of COVID-19 pandemic)
  - ✓ Scheduled downtime as part of tenant expansions
- We are 99.7% occupied in what is expected to be 2021's same property pool
  - ✓ Growth in 2021 limited to renewals and escalations
  - ✓ No benefit from lease up of unstabilized properties as they will not yet be in the 2021 same property pool

Industrial Weighted Averaged Rent Growth from Leasing Activity

	Q3 8/31/20	9 Months Ended 8/31/20
Cash Basis	3.6%	4.6%
Straight Line Basis	16.5%	16.6%

Considerations for Rent Growth from Leasing

- Griffin historical approach to leasing vs. typical industrial REIT practice
  - ✓ Did not disaggregate "above-standard" TI from base rent for turn-key deals
  - ✓ Amortization of excess TI, making capex for certain deals look "heavy"
  - ✓ Reimbursement for excess tenant work could lead to amortized "non-cash" rent as revenue over the lease term
- Large deals can disproportionately impact metrics
- Certain deals struck during early stages of COVID-19 impact 2020 results

Note: See Appendix for definitions of SPNOI, the same property pool and leasing activity metrics.

40

MONETIZATION OF NON-CORE ASSETS

Strong history of monetizing non-core assets and deploying proceeds into acquisitions of industrial buildings and land for development outside of Connecticut

Office / Flex & Land Summary

Office / Flex	8/31/20 Total Office Properties	Properties Under Agreement for Sale [1]	Remaining Portfolio after Anticipated Sales
Square Footage	432,970	201,374	231,596
# of Buildings	12	3	9
% of Total Industrial & Office Portfolio SF	9.3%	4.3%	5.2%
Net Book Value	$17.0M	$7.9M	$9.1M
LQA Leasing NOI	$2.2M	$0.3M	$1.9
Percent Leased	64.7%	41.9%	84.5%
Land	**8/31/20 Total Land**	**Land Under Agreement for Sale [1]**	**Remaining Land after Anticipated Sales**
Acres	3,394.1	579.3	2,814.8
Net Book Value	$14.3M	$6.0M	$8.2M

- Griffin has a **successful track record of selling land and redeploying the proceeds** into income-producing industrial real estate
- Nearly $65 million in proceeds generated through assets / land sales reinvested in the industrial portfolio since 2012 (the majority through 1031 like-kind exchanges)
- Nearly $20 million ($7.65 million of office & $12.0 million of land) under agreement currently [1] **with no expected dilution to operating income**
  - ✓ **Current office sales reflect weakest performing assets**
    - 5 & 7 Waterside Crossing – 52% leased
    - 55 Griffin Road South – fully vacant
  - ✓ **Land under agreement for sale** currently generates no Cash Leasing NOI and **has carrying costs embedded in G&A**
- Recent land sales were **deployed into 1031 land purchases for developments** of:
  - ✓ 6975 Ambassador Drive (Lehigh Valley)
  - ✓ 160 & 180 International Drive (Charlotte)
  - ✓ Chapmans Road (Lehigh Valley – under development)
  - ✓ Old Statesville Road (development pipeline)
  - ✓ Plus – **a 277,000 SF building acquisition** at 215 International Drive (Charlotte)

Note: Portfolio metrics as of August 31, 2020. Office dispositions under agreement include 5 & 7 Waterside Crossing as well as 55 Griffin Road South. Details on land under agreement for sale can be found on slide 58 in the Appendix.

1. Subject to satisfactory completion of buyers' due diligence.

41

STRATEGIC INITIATIVES UNDERWAY TO ENHANCE SHAREHOLDER VALUE 42 05 Investment Highlight #

SHAREHOLDERS HAVE ENJOYED STRONG RELATIVE PERFORMANCE… 43 GRIF 142.7 S&P 500 135.5 Industrial REITs 146.7 RMZ 90.7 3-Year Stock Price Indexation Source: 3-Year Factset data from November 6, 2017 through November 5, 2020. 1-Year Factset data from November 6, 2019 through November 5, 2020. Industrial REITs peer average in stock price indexation chart is comprised of the same industrial REIT peers listed in the total shareholder return chart at left. 1-Year Total Shareholder Return 60.0 80.0 100.0 120.0 140.0 160.0 180.0 6-Nov-17 6-Jan-18 6-Mar-18 6-May-18 6-Jul-18 6-Sep-18 6-Nov-18 6-Jan-19 6-Mar-19 6-May-19 6-Jul-19 6-Sep-19 6-Nov-19 6-Jan-20 6-Mar-20 6-May-20 6-Jul-20 6-Sep-20 35.9% 24.0% 19.4% 12.3% 10.6% 10.6% 9.6% 3.8% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0%

…HOWEVER, GRIFFIN IS STILL VALUED AT A DISCOUNT TO PEERS 44 6.3% 5.8% 4.8% 4.1% 4.0% 3.4% 3.2% 3.0% GRIF STAG FR DRE EGP PLD REXR TRNO Implied Cap Rate (1) 35.9% 32.2% 31.9% 25.0% 12.2% 4.0% 2.8% TRNO REXR PLD EGP DRE FR STAG GRIF Premium / (Discount) to NAV (2) Note: See Appendix for calculation of Griffin implied Industrial Cap Rate. 1. Implied Cap Rate is per Citi Investment Banking estimates as of November 5, 2020. 2. Peer NAV Data per Green Street estimates, excluding STAG which represents FactSet consensus estimates as of November 6, 2020. Premium calculated against share price as of November 5, 2020. Peer Avg: 4.0% Peer Avg: 20.6% Premium ?

2020 – WHY NOW? 45 Proven, Repeatable Strategy w/ Team in Place ✓ Proven and repeated success entering new markets over the past several years ✓ Employed effective strategy to both acquire and develop in new markets ✓ Strong platform with most of the infrastructure in place to support future growth Stakeholder Support ✓ Generational transition at CEO & Chairman levels ✓ Desire to increase stock liquidity and accelerate shareholder value ✓ Expanded number of independent board directors with significant real estate experience Constructive Market Conditions & Industrial Tailwinds ✓ Planned transition to REIT structure ✓ Market education / enhanced disclosure efforts underway combined with existing investor interest in industrial sector ✓ Opportunity to raise capital to increase rate of growth & scale through combination of acquisitions and developments

2020 – LAYING THE GROUNDWORK 46 March June July August October November Announced intention to convert to a REIT, appointment of Gordon DuGan as Board Chairman and Molly North as Director Reported on FY Q2 2020 cash & straight-line leasing spreads, a new reporting metric for Griffin Held first earnings webcast in public company history with Q2 FY 2020 earnings & hired Director of IR & Capital Markets Raised $27.2 million from issuance of equity and warrant in private placement –first equity capital raise in Griffin’s history Held second earnings webcast in company history and released Griffin’s first financial supplemental presentation to accompany earnings Virtual Investor Day TODAY! & Griffin’s first participation in NAREIT conference from November 17th-19th Gordon F. DuGan Chairman of the Board ▪ CEO of Gramercy Property Trust from June 2012 to October 2018 ▪ CEO of W.P. Carey & Co. from 2005 to 2010 Case Study: Gramercy Property Trust (“GPT”) ▪ Gordon joined GPT in July 2012, when the equity market capitalization of the business was below $200M ▪ Gordon and his team spent the next five years pivoting the business from a commercial lending & net lease business to a pure play equity REIT focused on industrial properties, which grew to over 80 million square feet ▪ In October 2018, Gramercy was acquired by Blackstone for $7.6 billion, or over $4.5 billion in equity value January 2021 Planned REIT Conversion & re-branding

NEXT STEPS 47 Capital Markets Case Study: August 2020 PIPE Goals ▪ Raise equity capital but minimize dilution ▪ Find structure that would provide us access to an initial amount of capital and potential access to additional capital ▪ Desire to send a strong message that stock is undervalued and the capital raise was from a position of relative strength Outcome ▪ $50.00 / share was priced with effectively no discount ▪ Warrant structure allows Griffin to potentially access another $30 million at a 20% increase over original issue price ($60.00 / share) ▪ Conversant Capital’s team is well-known in the real estate investment community and they wanted the option to provide more capital at a higher price down the road –conviction in Griffin’s growth story ✓ Planned conversion to a REIT & fiscal year change from November 30th to December 31st ✓ Planned re-branding from Griffin Industrial Realty to new name (to be announced) ✓ Work towards more efficient access to the capital markets for external growth ▪ Improve leverage metrics through growth in assets ▪ Seek research coverage ▪ Continue to provide enhanced disclosure and communication ▪ Investor outreach, events, conferences to broaden shareholder base and increase liquidity & volume Execute on our plans and investment strategies to drive growth in earnings, NAV and shareholder value over time

INVESTMENT HIGHLIGHTS RECAP & CLOSING COMMENTS 48

INVESTMENT HIGHLIGHTS RECAP & CLOSING COMMENTS 49 High Quality Portfolio & Tenancy 01 03 Disciplined & Proven Investment Strategy 05 Strategic Initiatives Underway to Enhance Shareholder Value 04 Significant Internal & External Growth Opportunities 02 Well-Positioned in the Right Sector

APPENDIX 50

COVID-19 UPDATE 51 Portfolio Metrics Remain Healthy… ▪ In-Service, Stabilized Industrial Portfolio is 99.7% leased as of 8/31/20, 100 bps higher than the end of fiscal 2019 (pre- pandemic levels) ▪ Strong leasing interest and activity in recently repositioned Orlando asset (acquired <30% leased) …But We Continue to Operate with Caution ▪ Proactive tenant outreach / ongoing discussions and active asset management Griffin’s Portfolio Has Performed Well During the Pandemic to Date Rent Collection, inclusive of Deferrals/Rent Relief 99.0% or higher of rent has been collected each month during the COVID-19 pandemic since April ▪ Agreements with two tenants for rent relief aggregating approx. 0.5% of anticipated total annual rental revenue for the 2020 fiscal year − Provided rent relief to a subsidiary of a Fortune 500 company as a concession for an early 5-year renewal of approx. 131,000 SF − Deferral agreement with one tenant occupying 20,000 SF; tenant is currently meeting its deferral obligations ▪ In September, an industrial tenant that leases 59,000 square feet in CT requested relief under its lease that expires on December 31st of this year − The relief was not granted; the tenant remains current on its rent − Lease will not be renewed, as Griffin previously entered into an agreement with the adjoining tenant to expand into that space Rent Relief Update Note: See Definitions in Appendix for definition of Stabilized, In-Service properties.

DEBT SUMMARY & LIQUIDITY PROFILE

Debt Summary as of 8/31/2020 ($000s)

	Capacity	Amount Outstanding	Weighted Average Rate	Weighted Average Maturity [1]
Debt				
Mortgages	N/A	$164,423	4.19%	5/2028
Revolving Credit Facility	$19,500	$0	L + 2.50%	9/2021
Acquisition Credit Facility	$15,000	$0	L + 2.75%	9/2021
Total	**$34,500**	**$164,423**		

Liquidity as of 8/31/2020 ($000s)

Cash & Cash Equivalents	$27,767
Revolver Capacity	$19,500
Acquisition Facility Capacity	$15,000
Total Liquidity	**$62,267**

Other Potential Sources of Liquidity

ATM Facility	*$30,000*
Office Dispositions Under Agreement [3]	*$7,650*
Land Sites under Agreement for Sale [3]	*$12,004*

Debt Maturity Schedule as of 8/31/2020 ($000s) [2]



$15,000
$19,500
$4,096
$18,653
$36,985
$21,337
$17,747
$9,139
$42,671
$13,795
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035

1. Revolver and Acquisition facilities may be extended to September 2022 at Griffin's option.
2. Does not show the impact of mortgage amortization. Based on mortgage and revolving facility balances as of August 31, 2020. Mortgage loan due in 2022 will be repaid with the proceeds from the sale of 5 & 7 Waterside Crossing.
3. Office dispositions reflect agreements to sell 5 & 7 Waterside Crossing and 55 Griffin Road South, which remain subject to satisfactory completion of buyers' due diligence. Land sites include parcels shown on Slide 58. There can be no assurances that the office buildings or land sales for expected proceeds shown will be completed in the near-term, if at all.

52

LEVERAGE METRICS 53 7.8x Debt / Q3 Adjusted EBITDA (Last Quarter Annualized) 6.6x Debt / LQA Cash Leasing NOI 35% Debt / Total Enterprise Value (1) Leverage Metrics ($ in 000s) Q3 2020 Cash Leasing NOI $6,234 Last Quarter Annualized $24,936 Q3 2020 Adjusted EBITDA $5,281 Last Quarter Annualized $21,124 Note: See Appendix for definition of Non-GAAP measures such as Adjusted EBITDA and Cash Leasing NOI. Last Quarter Annualized calculations are Q3 numbers multiplied by four. 1. Based on share price as of November 5, 2020 of $52.99 per share. Debt amount used in this calculation is not net of cash. $131 $147 $150 $164 $178 $177 $194 $301 $309 $324 $344 $465 11/30/2017 11/30/2018 11/30/2019 8/31/2020 Debt ($mm) Equity ($mm) Decreasing Debt As a % of Total Enterprise Value Debt / Total Enterprise Value 42% 35%

GRIFFIN IMPLIED INDUSTRIAL CAP RATE BREAKDOWN 54 Note: Data as of 8/31/2020. 1. Dispositions remain subject to satisfactory completion of buyers’ due diligence. There can be no assurances that the office buildings or land sales for expected proceeds shown will be completed in the near-term, if at all. 2. Foregone revenue as a result of rent abatement provisions (free rent) in the respective leases is not included in the LQA Cash Leasing NOI numbers. Free rent includes value of abated base rent at the following properties during the quarter: 20 International Drive (CT), 75 International Drive (CT), 4270 Fritch Drive (PA), 6975 Ambassador Drive (PA) and 160 International Drive (NC). 3. Lease up of remaining vacancy to 95% occupancy at 160 & 180 International Drive in Charlotte and 170 Sunport Lane in Orlando could add an additional $1.2 million in annualized NOI, assuming market rents of $5.00 PSF in Charlotte and $7.25 PSF in Orlando. Leasing activity for current vacancies at these assumed rents, or at all, cannot be guaranteed. Total Mortgage Debt $164,423 Cash & Cash Equivalents ($27,767) Total Net Debt $136,656 Shares Outstanding 5,657,302 Share Price as of 11/5/20 $52.99 Equity Market Capitalization $299,780 $436,436 Total Enterprise Value Land Under Agreement for Sale (1) $12,004 Remaining Undeveloped Land at Net Book Value $8,239 Buildings Under Construction at Net Book Value $10,543 Land Values to be Subtracted $30,786 Office Under Agreement for Sale (1) $7,650 Remaining Office / Flex at Net Book Value $9,110 Office Values to be Subtracted $16,760 $388,890 Implied Industrial Building Value $ in 000s $5,497 Q3 Cash Leasing NOI from Industrial Properties $357 Free Rent Impacting Q3 which will Burn Off in Future Periods (2) $293 Estimated Stabilization to 95% Occupancy at 160 & 180 International and 170 Sunport (3) + + X 4 = $24,588 LQA Q3 Cash Leasing NOI with Adjustments 6.3% Implied Cap Rate Market value of land is considerably higher (see components of land in NAV on slide 56)

COMPONENTS OF NAV & OTHER ASSETS 55

COMPONENTS OF NET ASSET VALUE

Operating Real Estate & Land [1]

Industrial Real Estate	LQA Cash Leasing NOI ($mm)	SF	% Leased
Hartford, CT	$12.4	2,051,932	100.0%
Lehigh Valley, PA	$6.9	1,316,540	99.2%
Charlotte, NC	$1.7	560,466	68.2%
Orlando, FL	$1.0	276,677	81.7%
Total Industrial	**$22.0**	**4,205,615**	**94.3%**
Industrial NOI Does not Include:			
Free Rent [2]	*$1.4*		
Estimated Stabilization Adjustments for Recent Developments & Acquisitions [3]	*$1.2*		

Assets Under Agreement for Sale	Sale Value ($mm)	Area	% Leased
Office / Flex (3 buildings) [4]	$7.7	201,374 SF	41.9%
Land Sites [5]	$12.0	579 acres	
Total Sale Value	**$19.7**		

Construction in Progress/Land for Development[5]	Net Book Value ("NBV") ($mm)	Area	% Leased
Chapmans Road (PA) ***(103,000 SF)***	$3.3	14 acres	n/a
Old Statesville (NC) Developments ***(520,000 SF)***	$7.2	44 acres	n/a
Total NBV of Land & Construction in Progress	**$10.5**	**58 acres**	

Other Office/Flex & Land[5]	NBV ($mm)	Area	% Leased
Remaining Office/Flex [4]	$9.1	231,596 SF	84.5%
Entitled & Planned Industrial Land ***(980,000 SF)***	$2.8	131 acres	n/a
Other Developable Industrial Land	$0.9	73 acres	n/a
Florida Farm Land	$0.3	1,066 acres	0.0%
CT Farm *(tenant has option to purchase for $9.5M)*	$0.3	676 acres	100.0%
Commercial / Mixed Use Land	$1.6	370 acres	n/a
Entitled Residential Land *(18 residential lots)*	$0.9	17 acres	n/a
All Other Land	$1.4	481 acres	n/a
Total Remaining Office / Flex & Land	**$17.3**		

Non CRE Assets & Liabilities as of 8/31/20

	($mm)
Cash & Cash Equivalents	$27.8
Deferred Income Taxes	$5.0
Other Assets	$23.1
Total Non-CRE Assets	**$55.9**
Revolving Credit Facilities	$0.0
Mortgage Debt	$164.4
Deferred Revenue	$11.5
AP & Accrued Liabilities	$4.1
Other Liabilities [6]	$24.2
Total Liabilities	**$204.3**

Share Count

Share Count	
Common Shares Outstanding at October 6, 2020	5,657,302

Note: Last Quarter Annualized ("LQA") calculations are Q3 numbers multiplied by four.

1. Data as of 8/31/20.
2. Foregone revenue as a result of rent abatement agreements ("free rent") is not included in the LQA Cash Leasing NOI numbers. Free rent includes value of abated base rent at the following properties during the quarter: 20 International Drive (CT), 75 International Drive (CT), 4270 Fritch Drive (PA), 6975 Ambassador Drive (PA), 160 International Drive (NC). Free rent is shown on an annualized basis.
3. Lease up of remaining vacancy to 95% occupancy at 160 & 180 International Drive in Charlotte and 170 Sunport Lane in Orlando could add an additional $1.2 million in annualized NOI, assuming market rents of $5.00 PSF in Charlotte and $7.25 PSF in Orlando. Leasing activity for current vacancies at these assumed rents or at all cannot be guaranteed.
4. LQA Cash Leasing NOI for Office Properties Under Agreement for Sale is $0.3 million. LQA Cash Leasing NOI for Remaining Office / Flex is $1.7 million.
5. See slide 58 for additional details on land.
6. Includes a $5.4 million warrant liability and a $1.3 million contingent value rights liability, both as a result of the August 2020 equity raise. For more information on valuation of these financial instruments, see Note 3 to the Consolidated Financial Statements on Fair Value in Griffin's Q3 Form 10-Q.

56

OTHER ASSETS: OFFICE 57 Note: Portfolio metrics as of August 31, 2020. Weighted average lease term calculated as term remaining as of August 31, 2020. Dispositions under agreement include 5 & 7 Waterside Crossing as well as 55 Griffin Road South, in each case, subject to the completion of due diligence. 1. Under agreement for $7.65 million. Summary 8/31/20 Total Office Properties Properties Under Agreement for Sale Remaining Portfolio after Anticipated Sales Square Footage 432,970 201,374 231,596 # of Buildings 12 3 9 % of Total Industrial & Office Portfolio SF 9.3% 4.1% 5.2% Net Book Value $17.0M $7.9M (1) $9.1M LQA Leasing NOI $2.2M $0.3M $1.9M Percent Leased 64.7% 41.9% 84.5% Remaining 9 Office/Flex Properties 21 Griffin Road North 1936 Blue Hills Ave 29-35 Griffin Road South 204 West Newberry Road 206 West Newberry Road 310, 320, & 330 West Newberry Road 340 West Newberry Road

OTHER ASSETS: LAND

Land Sites Under Agreement for Sale [1]

($ in 000s) Address	Town	State	Acreage	NBV of Land & Improvements	Estimated Sale or Fixed Option Value	Zoning	Notes
Land Sites Under Agreement for Sale							
Meadowood Parcels	Simsbury	CT	276.5	$5,437	$5,419	Residential	Under agreement for land preservation
151 Phoenix Crossing - Lot 4	Bloomfield	CT	14.5	$49	$300	Industrial	Parking use; significant unuseable acreage
957 Stone Road	Windsor	CT	8.3	$12	$285	Agricultural	Farmland with storage barns
Windsor / East Granby Parcels	East Granby / Windsor	CT	280.0	$550	$6,000	Agricultural	Under agreement for min. of $6M for solar project
Subtotal - Land Sites Under Agreement for Sale			**579.3**	**$6,048**	**$12,004**		

Undeveloped Land by Category

	($ in 000s) Address	Town	State	Acreage	NBV of Land & Improvements	Notes
	Entitled & Planned Industrial					
A	4741 Chapmans Road	Allentown	PA	13.8	$3,341	**In Development Pipeline.** Being readied for an industrial building (approx. 103,000 SF)
B	Old Statesville / Metromont Parcels	Charlotte	NC	44.2	$7,202	**In Development Pipeline.** Being readied for up to 3 industrial buildings (approx. 520,000 SF)
C	110 Tradeport Drive	Windsor	CT	16.5	$1,238	Entitled for 234K SF industrial building in New England Tradeport ("NETP")
D	105 International Drive	Windsor	CT	59.7	$642	Designed for 248K SF industrial building in NETP (not yet entitled)
E	11 Goodwin Drive (Approved Portion - Lot B)	Windsor	CT	26.6	$634	Entitled for 267K SF industrial building
F	755 Marshall Phelps Road	Windsor	CT	28.4	$283	Entitled for 231K SF industrial cross-docked building
	Subtotal - Entitled & Planned Industrial			**189.2**	**$13,341**	
	Other Developable Industrial					
	1975 Blue Hills Avenue Extension	Windsor	CT	19.3	$82	
	1995 Blue Hills Avenue Extension	Windsor	CT	19.3	$19	
	11 Goodwin Drive (Lots A & C)	Windsor	CT	34.9	$829	
	Subtotal - Other Developable Industrial			**73.5**	**$930**	
	All Remaining Land					
	Quincy Florida Farm	Quincy	FL	1,066.0	$279	
	Connecticut Nursery Farm	Granby & East Granby	CT	676.3	$392	Tenant has right to purchase for $9.5 million under the lease
	Commercial / Mixed Use	Various	CT, MA	370.1	$1,573	
	Entitled Residential	Suffield & Bloomfield	CT	16.5	$884	Entitled for 18 residential housing lots
	Undeveloped Land - General	Various CT & MA	CT, MA	481.2	$1,384	
	Subtotal - All Remaining Land			**2,610.1**	**$4,512**	
	All Land Acres - CT, FL, MA, PA & NC			**3,452.1**	**$24,830**	

Note: Schedule as of 8/31/20. Excludes land under agreement for purchase in the Lehigh Valley and Orlando.

1. Dispositions remain subject to satisfactory completion of buyers' due diligence. There can be no assurances that land sales for expected proceeds shown will be completed in the near-term, if at all.

58

ENTITLED & PLANNED INDUSTRIAL LAND AS OF 8/31/20 Chapmans Road (Lehigh Valley) Old Statesville / Metromont (Charlotte) AB 59

ENTITLED & PLANNED INDUSTRIAL LAND AS OF 8/31/20 110 Tradeport Drive (Hartford) 105 International Drive (Hartford) CD 60 ▪ 15 acres in New England Tradeport fully approved for a 234,000 SF industrial/warehouse building 105 International Drive Dollar Tree Tire Rack Walgreens 110 Tradeport Drive National Tire Wholesale Ford ▪ 105 International Drive – 59.67 acres in New England Tradeport with site plan for a 248,000 SF industrial/warehouse building

ENTITLED & PLANNED INDUSTRIAL LAND AS OF 8/31/20 11 Goodwin Drive Lot B (Hartford) 755 Marshall Phelps Road (Hartford) EF 61 ▪ 11 Goodwin Drive is comprised of several parcels totaling +/- 62 acres with industrial zoning and a potential developmental capacity of 500,000 – 600,000 SF ▪ A 26.6-acre portion of the site is fully approved for a 267,000 SF industrial/warehouse facility ▪ 28.4 acres located off I-91 at Exit 38 (Day Hill Road) with industrial zoning ▪ Fully approved for a 231,000 SF “double loaded” industrial/warehouse facility Day Hill Road

CORE VALUES & ESG 62

GRIFFIN’S CORE VALUES 63 Quality Diligence Trust Agility We are driven by a focused strategy and guided by established criteria for success that creates value for employees, tenants, business partners and investors. We believe in creating modern, flexible and best-in-class properties that meet our tenants’ needs. We carefully consider location, size, sustainability and market-appropriate building features. Our high standards of excellence power our growth and success. We believe that responsiveness and adaptability are critical in driving value. We are constantly seeking ways to innovate and improve efficiency and productivity. We rely on our relationships to support our vision and growth. We approach our business with unwavering integrity; we believe in the importance of collaboration and remaining true to our word.

ESG: COMMITMENT TO DOING THE RIGHT THING 64 98% Of Industrial SF is Covered by LED or T-5 / T-8 Energy Efficient Lighting 100% Of Industrial SF Built Since 2012 Features Clerestory Windows 100% White Reflective Roof Decks in North Carolina and Florida Properties (1) Embracing Solar Griffin has sold 280 acres for the purpose of being converted to solar farms with another 280 acres under agreement for solar use (2) Land Preservation Hundreds of acres of owned land have been sold or donated for open space or preservation uses in Connecticut Waste Reduction Griffin has implemented a single- stream recycling program for all tenants and staff Water Conservation Where possible, Griffin’s buildings utilize low-flow plumbing fixtures as well as sensor flushes and sinks For Our Tenants & For Our Community Community Events & Sponsorships Griffin has sponsored the Windsor, CT Bike MS ride to support the National Multiple Sclerosis Society since 1990, the Special Olympics Winter Games since 2016 and the New England Donor Services’ Blue & Green Fun Run (5K) fundraiser for tissue and organ donation since 2015 Protecting the environment & supporting the communities in which we live and work are paramount to Griffin and its employees 1. Dark roofs reduce heating costs in cold weather climates and are preferable in warehouse locations without air-conditioning. 2. Dispositions remain subject to satisfactory completion of buyers’ due diligence. There can be no assurances that the sale of land under agreement for solar use shown will be completed in the near-term, if at all.

ESG: OUR CULTURE & GOVERNANCE 65 Female 50% Male 50% Corporate Headcount 14 years Average tenure of our workforce Griffin is recognized for a culture that is based on unwavering integrity, an entrepreneurial spirit, and collaboration. We rely on our relationships to support our vision and growth, and we believe in the importance of remaining true to our word. We believe our culture supports our employees and creates a positive environment that encourages team members to build long-term career paths at Griffin. Gender Diversity Employee Tenure Culture Governance Note: Corporate headcount and tenure includes all employees except for maintenance and landscaping staff. Our Code of Business Conduct and Ethics reflects our commitment to the highest standards of integrity, transparency and accountability. The Code offers an Ethics Hotline in addition to a moral framework for our operations and business decisions, applicable to our directors, officers and employees. 50% Diversity of Independent Directors Board Committee Composition Shareholder Rights ✓ Majority vote standard for M&A, charter amendments and bylaw amendments ✓ Right to act by written consent ✓ No poison pill ✓ Not a controlled company ✓ No classified board ✓ No employment contracts ✓ 100% Independent Audit Committee ✓ 100% Independent Nominating Committee ✓ 100% Independent Compensation Committee

DETAILED MARKET OVERVIEWS 66

HARTFORD, CT 67

GRIFFIN’S HARTFORD INDUSTRIAL PORTFOLIO 68 New England Tradeport Map Hartford Building Photos Map Source: Google Earth. Note: Portfolio data as of August 31, 2020. Hartford Portfolio Statistics 220 Tradeport Drive 100 International Drive 75 International Drive 330 Stone Road Representative Hartford Tenancy 2.1M Square feet 114K Avg. building size $5.97 ABR per leased SF 5.3 Years of Weighted Avg. Lease Term

GRIFFIN’S NEW ENGLAND TRADEPORT (“NETP”) 69 600-acre, master-planned industrial park developed by Griffin. 15 of Griffin’s 18 Hartford Industrial Assets are in NETP NETP is home to some of America's top companies, including Dollar Tree, Walgreens, Domino's, Eaton, FedEx, Wayfair, Pepsi, Ford, Tesla/Solar City, UPS and Tire Rack. NETP provides easy access to Bradley Int’l Airport and the I- 91, 1-84 and I-90 corridors and is a federally-approved Foreign Trade Zone. ✓ Griffin owns two entitled / planned sites totaling 482,000 SF plus two possible building expansions totaling 200,000 SF ✓ ✓ ✓ NETP is one the leading industrial parks in New England with 4.0 million total square feet (1.8 million owned by Griffin)

HARTFORD: GATEWAY TO NEW ENGLAND

Market Drivers

- Gateway to New England and equidistant to Boston, New York City and Connecticut's "Gold Coast"
- 30% of the U.S. population is reachable within a one day drive (one way)
- Densely populated region with significant consumer spending power and historic industrial and corporate base
- High barriers to entry with limited, well-located industrial-zoned land and difficult entitlement process

Industrial Fundamentals

- **Total market size of 76 million SF**, with **nearly 10 million SF added over the last 8 years** and average asking rents growing 19% over the same period
- A CBRE U.S. Logistics Webinar from August 2020 classified Hartford as the **6th fastest growing secondary logistics market in the U.S.** based on YTD absorption divided by inventory, ahead of markets such as Salt Lake City, Memphis, & Nashville
- **Supply-constrained with solid industrial dynamics**
  - Positive trends in leasing, occupancy and employment rate
  - Over the trailing 5 calendar years, recorded **3.3 million SF of positive net absorption, compared to 2.8 million SF of completions**
- **Well-located for local & regional distribution with** major users like Amazon, DollarTree, Walgreens, Home Depot, Ford, FedEx, UPS, Trader Joe's, Wayfair and Domino's
- **Institutional ownership base** includes:

Angelo Gordon | Morgan Stanley | Exeter Property Group | Scannell Properties | mapletree | STAG Industrial

200 Mile Radius from Hartford, CT [1]



200 mi
MAINE
VERMONT
NEW HAMPSHIRE
NEW YORK
MASSACHUSETTS
Boston
Hartford
CONNECTICUT
RHODE ISLAND
New York
Philadelphia
NEW JERSEY
DELAWARE

MSA	Population	Distance	Drive Time
Hartford	1.2 M	n/a	n/a
Boston	4.9 M	100 mi	+/- 1.5 hrs
New York	20.3 M	130 mi	+/- 2 hrs
Philadelphia	6.1 M	220 mi	+/- 3.3 hrs

Map Source: Maptive software using US Census Subcounty Resident Population Estimates data sets for 2019.
Data Source: CBRE National Partners materials and CBRE Research: *Hartford Industrial Marketview (Q3 2020).*

70

I-91 CORRIDOR: NEW ENGLAND’S PRIMARY LOGISTICS HUB 71 Logistics market leaders including Amazon, FedEx and UPS all operate major hubs along CT’s I-91 Corridor Map Source: Maptive.

LEHIGH VALLEY, PA 72

GRIFFIN’S LEHIGH VALLEY INDUSTRIAL PORTFOLIO 73 Lehigh Valley Property Map Lehigh Valley Building Photos Lehigh Valley Portfolio Statistics 4270 Fritch Drive 4275 Fritch Drive 5210 & 5220 Jaindl Blvd 871 Nestle Way Representative Lehigh Valley Tenancy 1.3M Square feet 219K Avg. building size $5.98 ABR per leased SF 3.6 Years of Weighted Avg. Lease Term Map Source: Maptive. Note: Portfolio data as of August 31, 2020. Existing Development Pipeline Lehigh Valley International Airport 306K SF development pipeline

GRIFFIN VS. PEERS IN THE LEHIGH VALLEY 74 Griffin vs. Peer Lehigh Valley Portfolios Industrial REIT Comps(1) # of Buildings 6 42 6 1 5 SF (000s) 1,317 21,894 4,312 290 1,193 % of Portfolio 31.3% 4.1%(3) 2.7% 0.3% 1.9% Avg. Age (years) 6 13 4 22 27 Occupancy 99.2% 91.3%(2) 83.7%(2) 100.0% 94.5%(2) Source: Public company filings, SNL. 1. Data reflects Lehigh Valley industrial portfolio defined by the Allentown – Easton MSA and “Industrial”, “Warehouse / Distribution Center”, “Industrial Park” assets. Not inclusive of “Land”, “Flex / Service Center”, “Manufacturing”. 2. Occupancy data from most recent financials for their “Lehigh Valley” / “Central / Eastern PA” portfolios, inclusive of properties outside of defined Allentown – Easton MSA. 3. % of PLD’s U.S. Portfolio.

LEHIGH VALLEY: TOP TIER INDUSTRIAL MARKET WITH INDUSTRY-LEADING GROWTH

Market Drivers

- **Key distribution hub** for New York Metro, Northeast and Middle Atlantic due to multi-directional interstate connectivity
  - Located within a two-hour drive of major cities such as Baltimore, Washington D.C., Philadelphia and New York City
- **Large population to serve:**
  - Access to 48% of the US population and 60% of the Canadian population within a one-day truck drive (one way)
  - 30.8 million people within a 100-mile radius accounting for $1 trillion in annual expenditures
- **More affordable labor base** than competing Central New Jersey locations

Industrial Fundamentals

- **133 million square foot market**[1] including Berks, Lehigh and Northampton Counties
- **Ranked 4th** U.S. Industrial & Logistics market **in Net Absorption YTD** with 10.5 million SF
- **Significant barriers to entry** and supply constrained
  - Scarcity of well-located development sites with unfettered access to major industrial interchanges and logistics infrastructure
  - Protracted zoning, approval, and entitlement processes can span two years or longer
- Key location for major **national retailers, consumer product companies, e-commerce, and 3PL firms and home to** FedEx's largest ground hub in the nation)
- **U.S. Institutional ownership base** includes:

MRP INDUSTRIAL, DWS, CABOT, PROLOGIS, DukeREALTY, PGIM REAL ESTATE, CORE5, HILLWOOD, Colony Capital, TrammellCrowCompany, USAA, BLACK CREEK GROUP

Primary Inland Hub for NY-Metro Area



Lehigh Valley International Airport (one of 20 Amazon Prime Air Shipping Locations)
Newark Liberty International Airport
Port of Newark-Elizabeth
Philadelphia International Airport
PhilaPort

Significant Rent Growth Driven by Barriers to Entry and Strong Demand

Top 5 Markets In 5-Year Rent Growth Through 2019		
Rank	**Major US Industrial Markets**	**Rent Growth**
1	New Jersey	63.1%
2	Lehigh Valley	39.2%
3	Seattle	33.3%
4	Los Angeles	27.5%
5	Inland Empire	25.0%

Map Source: Maptive.
Data Source: CBRE National Partners materials and CBRE Research: *Pennsylvania I-78/I-81 Corridor Industrial (Q3 2020)* and *U.S Industrial & Logistics Figures (Q3 2020).*
1. Based on properties over 40,000 SF as per CBRE Q3 2020 Industrial MarketView report.

75

CHARLOTTE, NC 76

GRIFFIN’S CHARLOTTE INDUSTRIAL PORTFOLIO 77 Charlotte Portfolio Statistics Charlotte Tenancy 0.6M Square feet 187K Avg. building size $5.01 ABR per leased SF 3.1 Years of Weighted Avg. Lease Term 520K SF development pipeline Charlotte Property Map Charlotte Building Photos 180 International Drive 160 International Drive 215 International Drive Existing Development Pipeline Map Source: Maptive. Note: Portfolio data as of August 31, 2020.

CHARLOTTE: GROWING POPULATION + ROBUST TRANSPORT INFRASTRUCTURE

Market Drivers

- **The third-fastest growing major city in the country** with 50.8% cumulative population growth since 2000
  - Charlotte is the 15th most populous city in the U.S.
- **Significant and growing corporate base**: major financial center with increased relocation of major corporations (home to 8 Fortune 500 corporations)
- **Low unionization rate** making the region appealing to employers with manufacturing, distribution and logistics needs

Industrial Fundamentals

- Industrial inventory is comprised of **225 million square feet** and has seen **9.8% rent growth since Q1 2018**
- **Industrial demand to serve local / last-mile population, regional needs and multi-market / national distribution**
- Over the past 24 months, the market has posted more than 8.7 million square feet of **positive net absorption**
  - Positive net absorption **over an impressive 35 of the last 38 quarters**
- Institutional ownership includes:

BLACK CREEK GROUP | EXETER PROPERTY GROUP | nuveen A TIAA Company | PROLOGIS | EASTGROUP PROPERTIES | LINK | HARTZ

Data & Map Source: JLL materials and CBRE Research: *Charlotte Industrial Marketview* (Q2 2020).

Transport & Market Access

Charlotte has emerged as a major East Coast logistics hub due to its **centralized location along the Eastern seaboard** and the **presence of the country's 6th busiest airport**



CHARLOTTE
WINSTON-SALEM
COLUMBIA
WILMINGTON
CHARLESTON
SAVANNAH

Roads & Highways

- **I-85** connects south to Atlanta and north to Greensboro, Raleigh, Richmond and DC
- **I-77** connects north to Cleveland and south with I-26 in Columbia.
- **Just south of I-40**, one of the US's longest interstates that runs east-to-west from NC to CA

CLT Airport

- **6th busiest airport in North America** and 12th busiest for passenger traffic
- **Major passenger & freight hub**

Rail Access

- Charlotte Intermodal Terminal at CLT creates a hub between air, rail and truck to all major ports on the eastern seaboard
- Norfolk Southern Railway and CSX bring **more than 300 trains through Charlotte weekly**

Ports

- 3 hours from the Port of Charleston (direct access by rail) & 4 hours from the Port of Savannah
- 4 hours from NC's two largest ports in Wilmington & Morehead City

78

ORLANDO, FL 79

GRIFFIN’S ORLANDO INDUSTRIAL PORTFOLIO 80 Orlando Property Map Orlando Building Photos Orlando Portfolio Statistics 7466 Chancellor Drive 3320 Maggie Blvd 170 Sunport Lane Orlando Tenancy 0.3M Square feet 92K Avg. building size $5.09 ABR per leased SF 5.1 Years of Weighted Avg. Lease Term Existing Development Pipeline 195K SF development pipeline Universal Studios Map Source: Maptive. Note: Portfolio data as of August 31, 2020.

ORLANDO: BURGEONING POPULATION IN CENTER OF THE STATE

Market Drivers

- Centrally located in the nation's **third most populous state**
  - Florida has a population over 21.6 million people and is projected to add an additional 6.0 million residents in the next decade
- **The Orlando MSA is home to a population of nearly 2.7 million people** and is the **second fastest growing region in the state** with an additional 1,500 new residents moving to Central FL each week
- Key location for **FL-centric distribution model**: "to Florida, from Florida"
  - Orlando is at the eastern end of the I-4 Corridor, FL's primary east/west artery connecting population centers of Tampa and Orlando
  - Direct access to I-75, I-95 and the FL Turnpike making Central FL a critical logistics hub for FL and the South
- **Traditional strength in tourism and hospitality** and **increasing corporate relocations** due to favorable tax environment and quality of life

Industrial Fundamentals

- **122M square foot industrial market** with a market **vacancy of 7.9%**
- **Rental rates have climbed steadily over the last five years**, averaging 6.8% of growth annually from 2013 - 2019
- **Lack of industrial land available near the transportation corridors**
- In the past five years, **absorption has outpaced new construction nearly 2:1,** as 15.3M square feet of demand exceed deliveries of 8.5M square feet
- Institutional ownership base includes:

PROLOGIS · EASTGROUP PROPERTIES · LINK · CLARION PARTNERS · DukeREALTY · PGIM REAL ESTATE · EXETER PROPERTY GROUP · FIRST INDUSTRIAL REALTY TRUST

Data & Map Source: CBRE National Partners materials and CBRE Research: *Orlando Industrial MarketView (Q3 2020)*.

Transport & Market Access


Raleigh
8 Hours - 45.5 Million
Charlotte
CAROLINA
SOUTH CAROLINA
4 Hours - 22.0 Million People
Charleston
Savannah
Jacksonville
1.5 Hours - 8.9 Million People
Orlando
Tampa
FLORIDA
Fort Lauderdale
Miami

Roads & Highways

- I-4 and the Florida Turnpike are two of the state's most critical thoroughfares
- I-4 is Orlando's primary east-west interstate highway, connecting I-75 in Tampa to I-95 in Daytona
- Florida Turnpike is a north-south artery connecting I-75 NW of Orlando to I-95 in Miami Gardens
- Wekiva Parkway: $1.7B project to complete a beltway around the metro

MCO Airport

- Busiest airport in FL and 10th busiest in the U.S.
- One of the few airports in the world that can accommodate the new generation, Class 6 aircraft (more cargo opportunities)
- $2.8 billion expansion to add South Terminal

Port Canaveral

- 45 miles east of Orlando; 2nd busiest cruise port in the world
- Handled 6.0 million tons of cargo through its recently widened channel and six additional Neo-Panamax cranes in 2020 increased capacity

Rail Access

- Two major CSX rail yards, two TDSI auto distribution terminals, a bulk transfer terminal and an intermodal terminal

81

PROPERTY SCHEDULES 82

INDUSTRIAL PROPERTY SCHEDULE AS OF 8/31/20 83 1. Excludes 160 International Drive, 180 International Drive and 170 Sunport Lane. Building Annualized Wtd. Avg. Year Count Address Town State Building SF Leased SF % Leased Base Rent Lease Term Built 1 1985 Blue Hills Avenue Windsor CT 165,000 165,000 100.0% $1,278,750 3.6 2001 2 210 West Newberry Road Bloomfield CT 18,432 18,432 100.0% $0 - 1988 3 14 International Drive E. Granby CT 40,060 40,060 100.0% $220,330 11.6 1982 4 15 International Drive E. Granby CT 41,632 41,632 100.0% $218,007 3.4 1978 5 16 International Drive E. Granby CT 58,370 58,370 100.0% $350,815 2.7 1980 6 20 International Drive Windsor CT 99,840 99,840 100.0% $755,183 6.6 1999 7 25 International Drive Windsor CT 57,190 57,190 100.0% $340,587 1.3 2001 8 35 International Drive Windsor CT 97,605 97,605 100.0% $557,229 5.4 1998 9 75 International Drive Windsor CT 117,000 117,000 100.0% $632,760 6.0 2003 10 758 Rainbow Road Windsor CT 138,395 138,395 100.0% $822,052 4.7 2005 11 754 Rainbow Road Windsor CT 136,867 136,867 100.0% $792,303 3.6 2006 12 759 Rainbow Road Windsor CT 126,852 126,852 100.0% $751,281 1.5 2007 13 755 Rainbow Road Windsor CT 148,484 148,484 100.0% $939,067 7.3 2007 14 131 Phoenix Crossing Bloomfield CT 31,239 31,239 100.0% $152,591 5.8 1997 15 40 International Drive Windsor CT 99,840 99,840 100.0% $605,707 2.6 2008 16 100 International Drive Windsor CT 304,200 304,200 100.0% $1,688,310 4.9 2009 17 330 Stone Road Windsor CT 136,926 136,926 100.0% $801,410 3.9 2017 18 220 Tradeport Drive Windsor CT 234,000 234,000 100.0% $1,345,500 10.6 2018 Subtotal - Hartford, CT Industrial 2,051,932 2,051,932 100.0% $12,251,882 5.3 2005 Annualized Base Rent / Leased SF $5.97 PSF 19 871 Nestle Way Breinigsville PA 119,900 119,900 100.0% $653,455 5.3 2006 20 4275 Fritch Drive Lower Nazareth PA 228,000 228,000 100.0% $1,374,840 1.1 2012 21 4270 Fritch Drive Lower Nazareth PA 302,640 302,640 100.0% $1,703,863 5.8 2014 22 5220 Jaindl Boulevard Bethlehem PA 280,000 280,000 100.0% $1,838,952 1.0 2015 23 5210 Jaindl Boulevard Bethlehem PA 252,000 252,000 100.0% $1,436,322 4.2 2016 24 6975 Ambassador Drive Allentown PA 134,000 123,545 92.2% $799,510 5.8 2018 Subtotal - Lehigh Valley, PA Industrial 1,316,540 1,306,085 99.2% $7,806,943 3.6 2014 Annualized Base Rent / Leased SF 31.3% $5.98 PSF 25 215 International Drive NW Concord NC 277,253 277,253 100.0% $1,313,455 2.2 2015 26 160 International Drive Concord NC 147,213 105,070 71.4% $603,583 5.5 2019 27 180 International Drive Concord NC 136,000 - 0.0% $0 2019 Subtotal - Charlotte, NC Industrial 560,466 382,323 68.2% $1,917,038 3.1 2017 Annualized Base Rent / Leased SF $5.01 PSF 28 7466 Chancellor Drive Orlando FL 100,045 100,045 100.0% $540,243 4.4 1973 29 170 Sunport Lane Orlando FL 68,320 17,685 25.9% $112,379 0.9 1997 30 3320 Maggie Boulevard Orlando FL 108,312 108,312 100.0% $498,238 6.4 1985 Subtotal - Orlando, FL Industrial 276,677 226,042 81.7% $1,150,860 5.1 1984 Annualized Base Rent / Leased SF $5.09 PSF 30 Total In-Service Industrial Portfolio 4,205,615 3,966,382 94.3% $23,126,721 4.5 2008 Stabilized In-Service Industrial Portfolio (1) 3,854,082 3,843,627 99.7%

OFFICE / FLEX PROPERTY SCHEDULE AS OF 8/31/20 84 Note: Properties highlighted in grey represent those currently under agreement for sale. Building Annualized Wtd. Avg. Year Count Address Town State Building SF Leased SF % Leased Base Rent Lease Term Built 1 1936 Blue Hills Avenue Windsor CT 7,199 7,199 100.0% $72,000 2.8 1983 2 5 Waterside Crossing Windsor CT 80,524 44,254 55.0% $702,258 3.6 1982 3 7 Waterside Crossing Windsor CT 80,520 40,165 49.9% $634,527 4.8 1987 4 29-35 Griffin Road South Bloomfield CT 57,500 46,287 80.5% $349,397 3.8 1977 5 55 Griffin Road South Bloomfield CT 40,330 - 0.0% $0 1985 6 204 West Newberry Road Bloomfield CT 22,331 6,690 30.0% $0 - 1988 7 206 West Newberry Road Bloomfield CT 22,826 22,826 100.0% $339,423 7.6 1989 8 310 West Newberry Road Bloomfield CT 11,361 11,361 100.0% $161,729 4.8 1990 9 320 West Newberry Road Bloomfield CT 11,137 11,137 100.0% $161,487 0.7 1991 10 330 West Newberry Road Bloomfield CT 11,932 11,932 100.0% $175,863 1.0 1991 11 340 West Newberry Road Bloomfield CT 38,964 29,872 76.7% $434,416 3.6 2001 12 21 Griffin Road North Windsor CT 48,346 48,346 100.0% $832,592 2.9 2002 12 Total Office / Flex 9.3% 432,970 280,069 64.7% $3,863,691 3.8 1988

DEFINITIONS & NON-GAAP RECONCILIATIONS 85

DEFINITIONS & NON-GAAP RECONCILIATIONS

PORTFOLIO METRICS

Annualized Base Rent ("ABR")
Represents monthly in-place base rent for each individual lease as of August 31, 2020, annualized. Excludes any impact of free rent. For leases which are currently in rent abatement periods, annualized base rent will show the annualized rent for the month of the commencement of rent payments.

In-Service Properties
All current properties / buildings owned by Griffin, including those which have been acquired or developed. In-Service Properties do not include those which are currently under development.

Stabilized In-Service Properties
In-Service properties / buildings are considered "Stabilized" if they have either (a) reached 90.0% leased or (b) have exceeded 12 months since their development completion or acquisition date, whichever is earlier.

Unstabilized In-Service Properties
In-Service properties / buildings are considered "Unstabilized" if they are either (a) less than 90.0% leased or (b) have not been owned or completed (in the case of developments) for the entire prior 12-month period.

Percentage Leased
Represents percentage of square footage of executed leases, regardless of whether or not the leases have commenced.

Leasing NOI
Griffin defines Leasing NOI as rental revenue (calculated in accordance with GAAP) less operating expenses of rental properties.

Cash Leasing NOI
Griffin defines Cash Leasing NOI as Leasing NOI less non-cash components of rental revenue, including straight-line rent adjustments.

Non-GAAP Reconciliation of Net (Loss) Income to Leasing NOI and Cash Leasing NOI, and Industrial Portfolio Component of Cash Leasing NOI

($ in 000s)	For the 3 Months Ended		For the 9 Months Ended		For the FY Ended				
	8/31/2020	8/31/2019	8/31/2020	8/31/2019	11/30/2019	11/30/2018	11/30/2017	11/30/2016	11/30/2015
Net (Loss) Income	**($641)**	**$1,017**	**($1,654)**	**$6,250**	**$3,668**	**($1,653)**	**$4,627**	**$576**	**$425**
Income Tax (Benefit) Provision	($291)	($814)	($562)	$689	($213)	$505	$2,673	$735	$380
Investment Income	($3)	($61)	($31)	($242)	($264)	($151)	($93)	($107)	($161)
Interest Expense	$1,776	$1,508	$5,467	$4,776	$6,408	$6,270	$5,690	$4,545	$3,670
Change in Fair Value of Financial Instruments	$414	—	$414	—	—	—	—	—	—
Gain on Insurance Recovery	—	—	—	($126)	($126)	—	—	—	—
Gain on Sale of Common Stock of Centaur Media plc & Other					—	—	($275)	($122)	—
Impairment Loss	—	—	—	—	$3,100	—	—	—	—
Costs Related to Property Sales	$129	$176	$314	$1,999	$1,999	$144	$3,780	$810	$634
Depreciation and Amortization Expense	$3,594	$2,925	$10,188	$8,806	$11,801	$11,404	$10,064	$8,797	$7,668
General and Administrative Expenses	$2,290	$1,668	$6,785	$5,567	$7,677	$7,749	$8,552	$7,367	$7,057
Revenue from Property Sales	($288)	($302)	($1,139)	($9,828)	($9,828)	($1,023)	($13,945)	($4,364)	($3,483)
Leasing NOI	**$6,980**	**$6,117**	**$19,782**	**$17,891**	**$24,222**	**$23,245**	**$21,073**	**$18,237**	**$16,190**
Non-cash Rental Revenue Including Straight-line Rents	($746)	($321)	($1,798)	($1,329)	($1,567)	($1,669)	($2,097)	($1,596)	($2,112)
Cash Leasing NOI	**$6,234**	**$5,796**	**$17,984**	**$16,562**	**$22,655**	**$21,576**	**$18,976**	**$16,641**	**$14,078**
Industrial Component	*$5,497*	*$5,029*	*$16,015*	*$14,451*	*$19,729*	*$18,347*	*$15,846*	*$12,623*	*$9,787*
Office & Land Lease Component	*$737*	*$767*	*$1,969*	*$2,111*	*$2,926*	*$3,229*	*$3,130*	*$4,018*	*$4,291*

86

DEFINITIONS & NON-GAAP RECONCILIATIONS

SAME PROPERTY PORTFOLIO METRICS

Same Property Portfolio

Griffin considers properties to be included in the Same Property Portfolio if they were owned and part of the Stabilized In-Service portfolio during the entire current and prior year reporting periods. Properties developed or acquired are excluded until held in the Stabilized In-Service portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are excluded.

- The Same Property Portfolio **for the Trailing Twelve Months ending August 31, 2020** includes properties which were included in the Stabilized In-Service portfolio for the entire period from September 1, 2018 through August 31, 2020.
- The Same Property Portfolio **for the Nine Months ending August 31, 2020** includes properties which were included in the Stabilized In-Service portfolio for the entire period from December 1, 2018 through August 31, 2020.
- The Same Property Portfolio **for the Quarter ending August 31, 2020** includes properties which were included in the Stabilized In-Service portfolio for the entire period from June 1, 2019 through August 31, 2020.

Same Property Leasing NOI ("SPNOI") - Cash Basis

Griffin defines SPNOI - Cash Basis as Cash Leasing NOI only for properties included in the Same Property Portfolio pool for the reporting period.

Non-GAAP Reconciliation of Net (Loss) Income to SPNOI - Cash Basis

($ in 000s)	For the Three Months Ended		For the Nine Months Ended		For the Trailing Twelve Months Ended	
	8/31/2020	8/31/2019	8/31/2020	8/31/2019	8/31/2020	8/31/2019
Net (Loss) Income	**($641)**	**$1,017**	**($1,654)**	**$6,250**	**($4,236)**	**$6,111**
Income Tax (Benefit) Provision	($291)	($814)	($562)	$689	($1,464)	$461
Investment Income	($3)	($61)	($31)	($242)	($53)	($318)
Interest Expense	$1,776	$1,508	$5,467	$4,776	$7,099	$6,480
Change in Fair Value of Financial Instruments	$414	—	$414	—	$414	—
Gain on Insurance Recovery	—	—	—	($126)	—	($126)
Impairment Loss					$3,100	—
Costs Related to Property Sales	$129	$176	$314	$1,999	$314	$1,999
Depreciation and Amortization Expense	$3,594	$2,925	$10,188	$8,806	$13,183	$11,760
General and Administrative Expenses	$2,290	$1,668	$6,785	$5,567	$8,895	$7,501
Revenue from Property Sales	($288)	($302)	($1,139)	($9,828)	($1,139)	($9,828)
Leasing NOI	**$6,980**	**$6,117**	**$19,782**	**$17,891**	**$26,113**	**$24,040**
Non-cash Rental Revenue Including Straight-line Rents	($746)	($321)	($1,798)	($1,329)	($2,046)	($1,973)
Cash Leasing NOI	**$6,234**	**$5,796**	**$17,984**	**$16,562**	**$24,067**	**$22,067**
Cash Leasing NOI from Acquistions & Developments During the Same Property Period	($408)	$56	($681)	$186	($723)	$204
Cash Leasing NOI from Property Dispositions During the Same Property Period	—	—	—	—	—	—
Same Property Leasing NOI ("SPNOI") - Cash Basis	**$5,826**	**$5,852**	**$17,303**	**$16,748**	**$23,344**	**$22,271**
Same Property Cash Leasing NOI from Office Properties	($495)	($556)	($1,256)	($1,543)	($1,797)	($2,092)
Same Property Cash Leasing NOI from Land	($246)	($211)	($713)	($567)	($992)	($795)
Industrial Same Property Leasing NOI ("SPNOI") - Cash Basis	**$5,085**	**$5,085**	**$15,333**	**$14,638**	**$20,554**	**$19,384**
Industrial SPNOI - Cash Basis Year over Year Growth	*0.0%*		*4.8%*		*6.0%*	

87

DEFINITIONS & NON-GAAP RECONCILIATIONS

ADJUSTED EBITDA METRICS

Adjusted Earnings Before Interest Taxes Depreciation and Amortization for Real Estate ("Adjusted EBITDA")

Griffin defines Adjusted EBITDA as: GAAP Net Income plus (a) interest expense, (b) income tax expense, (c) depreciation and amortization, plus or minus (d) losses and gains on the disposition of property, including losses/gains on change of control, plus (e) impairment write-downs of depreciated property, (f) G&A related to REIT Conversion and Related Expenses, (g) non-cash compensation expenses in G&A, which include stock-based compensation and expenses or credits related to the performance of the non-qualified savings plan, (h) change in fair value of financial instruments, and (i) gains or losses on the extinguishment of debt or derivative instruments.

Non-GAAP Reconciliation of Net (Loss) Income to Adjusted EBITDA

($ in 000s)	For the Three Months Ended		For the Nine Months Ended	
	8/31/2020	8/31/2019	8/31/2020	8/31/2019
Net (Loss) Income	**($641)**	**$1,017**	**($1,654)**	**$6,250**
Interest Expense	$1,776	$1,508	$5,467	$4,776
Depreciation and Amortization	$3,594	$2,925	$10,188	$8,806
Gains on Sales of Properties & Land	($159)	($126)	($825)	($7,829)
Income Tax (Benefit) Provision	($291)	($814)	($562)	$689
G&A Expenses Related to REIT Conversion Costs and Strategic Growth Initiatives	$107	—	$751	—
Non-Cash Compensation Expenses in G&A	$481	$155	$597	$385
Change in Fair Value of Financial Instruments	$414	—	$414	—
Adjusted EBITDA	**$5,281**	**$4,665**	**$14,376**	**$13,077**
Growth over prior year period	*13.2%*	—	*9.9%*	—

LEASING ACTIVITY METRICS

Note: All leasing activity calculations exclude leases with terms less than 12 months and leases for first generation space on properties acquired or developed by Griffin.

Annualized Rent (Cash Basis)

Griffin defines this as the first monthly cash base rent payment due under the new lease x 12 or the last monthly cash base rent payment due under the prior lease x 12.

Annualized Rent (Straight Line Basis)

Griffin defines this as the average annual base rental payments on a straight-line basis for the term of the lease including free rent periods.

Weighted Average Rent Growth

Griffin defines this as the % change of annualized rental rates between the previous leases and the current leases.

Tenant Retention

Griffin calculates Tenant Retention as: (Total industrial leases renewed or extended) ÷ (Total industrial leases renewed or extended + Total industrial leases that expired and were not renewed) during the period shown.

88

DEFINITIONS & NON-GAAP RECONCILIATIONS 89 DEVELOPMENT METRICS Total Costs Includes land, land improvements, building & building improvements as well as tenant improvements paid to date. In-Place Cash Yield Calculated as Q3 2020 Cash Leasing NOI for selected properties on an annualized basis (multiplied by four), divided by Total Costs for the same selected properties. Anticipated Stabilized Cash Leasing NOI from Completed Developments Defined as Q3 2020 Cash Leasing NOI for selected properties on an annualized basis (multiplied by four), and includes additional adjustments to gross up for the value of abated rent during the quarter at 160 International Drive (Charlotte), as well as anticipated lease up of remaining vacancy to 95% leased at 160 International Drive (Charlotte) and 180 International Drive (Charlotte) at assumed market rents of $5.00 PSF NNN. Cumulatively, these adjustments add an additional $1.1 million in annualized Cash Leasing NOI from completed developments shown on slide 30. Leasing activity for current vacancies at these assumed rents, or at all, cannot be guaranteed. Expected Stabilized Cash Yield Calculated as: (Anticipated Stabilized Cash Leasing NOI from Completed Developments) ÷ (Total Costs for selected properties + anticipated additional Tenant Improvement costs in order to complete the adjustments for stabilized lease up of selected properties). Development Margin Calculated as: (Estimated Stabilized Cash Yield – Estimated Market Cap Rate) ÷ (Estimated Market Cap Rate).

OTHER Last Quarter Annualized (“LQA”) Griffin defines last quarter annualized as the last quarter’s metric multiplied by four. Net Debt Griffin defines net debt as total reported debt at face value, less cash & cash equivalents as of the ending date of the period shown. Free Rent Griffin defines Free Rent as foregone revenue as a result of rent abatement agreements. Free rent is not included in Cash Leasing NOI and, as such, Griffin shows an adjustment for free rent burn-off in Cash Leasing NOI and LQA Cash Leasing NOI numbers on slides 38, 54 and 56 to approximate what Cash Leasing NOI may look like in the selected portfolio once rent abatement periods within that portfolio are completed. During fiscal Q3, Griffin had instances of foregone revenue as a result of rent abatement agreements, or free rent, at the following properties: 20 International Drive (CT), 75 International Drive (CT), 4270 Fritch Drive (PA), 6975 Ambassador Drive (PA) and 160 International Drive (NC). Embedded Industrial Cash Leasing NOI Growth (“Embedded Growth”) Griffin defines Embedded Industrial Cash Leasing NOI Growth as anticipated incremental Cash Leasing NOI within its existing industrial portfolio and industrial development pipeline, shown on an annualized basis. Griffin’s Embedded Industrial Cash Leasing NOI Growth as of 8/31/20, on an annualized basis, is estimated to be approximately $9.0 million and is comprised of the following factors: • Estimated Lease Escalations: Griffin approximates that the weighted average base rental rate contractual escalation across its industrial portfolio for leases in-place as of August 31, 2020 is approximately 2.25% over the course of the next twelve months. Embedded Industrial Cash Leasing NOI Growth includes $0.5 million from Estimated Lease Escalations, to reflect an increase of 2.25% on LQA Cash Leasing NOI from industrial properties of $22.0 million. • Free Rent Burn Off: As noted above, during fiscal Q3, Griffin had instances of foregone revenue as a result of rent abatement provisions (free rent) in the respective leases at the following properties: 20 International Drive (CT), 75 International Drive (CT), 4270 Fritch Drive (PA), 6975 Ambassador Drive (PA) and 160 International Drive (NC). Embedded Industrial Cash Leasing NOI Growth includes $1.4 million from Free Rent Burn Off, to reflect the amount of rent in abatement during the third quarter’s Cash Leasing NOI from industrial properties on an annualized basis. • Estimated Stabilization Adjustments for Recent Developments & Acquisitions: Lease up of remaining vacancy to 95% occupancy at 160 & 180 International Drive in Charlotte and 170 Sunport Lane in Orlando could add an additional $1.2 million in annualized Cash Leasing NOI, assuming market rents of $5.00 PSF NNN in Charlotte and assuming market rents of $7.25 PSF NNN in Orlando. This $1.2 million is included in Embedded Industrial Cash Leasing NOI Growth. Leasing activity for current vacancies at these assumed rents, or at all, cannot be guaranteed. • Anticipated Completion and Stabilization of Owned Developments: Assumes completion of 3 buildings in Charlotte totaling 520,000 SF, leased at assumed market rents of $5.00 PSF NNN and assumes completion of a 103,000 SF building in the Lehigh Valley, leased at assumed market rents of $6.75 PSF NNN. The completion of these developments and leasing activity for these developments at these assumed rents, or at all, cannot be guaranteed. These assumption contribute $3.3 million to Embedded Industrial Cash Leasing NOI Growth. • Anticipated Completion and Stabilization of Developments Under Agreement: Assumes acquisition of land for development and completion of the development of two buildings in Orlando totaling 195,000 SF leased at assumed market rents of $6.50 PSF NNN. Also assumes acquisition of land for development and completion of the development of one 203,000 SF building in the Lehigh Valley leased at assumed market rents of $6.65 PSF NNN. The acquisition of the land in Griffin’s pipeline for development, the completion of these developments and leasing activity for these developments at these assumed rents, or at all, cannot be guaranteed. These assumption contribute $2.6 million to Embedded Industrial Cash Leasing NOI Growth. DEFINITIONS & NON-GAAP RECONCILIATIONS 90